PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Fifth Street Finance Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2016

Fifth Street Finance Corp.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

Dear Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Fifth Street Finance Corp. (“FSC” or the “Company”) to be held at [•] on [•], at [•], local time. Stockholders of record of FSC at the close of business on [•] are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and 2016 proxy statement. This proxy statement was first sent to stockholders on or about [•].

Your vote will be especially important at the Annual Meeting. As you may have heard, RiverNorth Capital Management, LLC together with certain of its investment funds (“RiverNorth”), has notified the Company that RiverNorth intends to nominate certain individuals to become members of the Company’s Board of Directors and for a binding proposal to terminate the Second Amended and Restated Investment Advisory Agreement, dated as of May 2, 2011, by and between the Company and Fifth Street Management LLC (“Fifth Street Management”), the Company’s investment advisor,. You may receive a proxy statement, gold proxy card and other solicitation materials from RiverNorth. The Company is not responsible for the accuracy or completeness of any information provided by or relating to RiverNorth or the RiverNorth nominees contained in the solicitation materials filed or disseminated by or on behalf of RiverNorth or any other statements that RiverNorth or the RiverNorth nominees for director may make.

On January 19, 2016, the Company and Fifth Street Management entered into the Third Amended and Restated Investment Advisory Agreement, pursuant to which the base management fees payable to Fifth Street Management on gross assets, excluding cash and cash equivalents, were reduced from 2.00% to 1.75%, effective as of January 1, 2016.

Your Board of Directors unanimously recommends that you vote FOR the election of each of Todd G. Owens, Richard P. Dutkiewicz and Douglas F. Ray, the nominees proposed by your Board of Directors. Your Board of Directors, including the Independent Directors, strongly urges you NOT to sign or return any proxy card sent to you by or on behalf of RiverNorth. If you have previously submitted a gold proxy card sent to you by or on behalf of RiverNorth, you can revoke that proxy and vote for your Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card or voting by Internet, telephone or mail.

It is very important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy or voting instruction form. Returning the proxy or voting by Internet or telephone does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

We look forward to seeing you at the Annual Meeting. Your vote and participation, no matter how many or how few shares you own, are very important to us.

Sincerely,

Todd G. Owens
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on [•].

Our 2016 proxy statement and the accompanying Annual Report on Form 10-K for the fiscal year ended September 30, 2015 are also available at [•].

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2016

FIFTH STREET FINANCE CORP.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To be Held at
[•]

Dear Stockholders:

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Fifth Street Finance Corp., a Delaware corporation (“FSC” or the “Company”), will be held at [•] on [•], at [•], local time. At the Annual Meeting, stockholders will consider and vote on:

•	the election of three directors, each to serve until the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified (Proposal 1);
•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2016 (Proposal 2);
•	a binding proposal put forth by RiverNorth to terminate the Investment Advisory Agreement with Fifth Street Management (Proposal 3); and
•	such other business as may properly come before the Annual Meeting and any adjournments or postponements.

On January 19, 2016, the Company and Fifth Street Management LLC (“Fifth Street Management”), the Company’s investment advisor, entered into the Third Amended and Restated Investment Advisory Agreement, pursuant to which the base management fees payable to Fifth Street Management on gross assets, excluding cash and cash equivalents, were reduced from 2.00% to 1.75% effective as of January 1, 2016.

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT (PROPOSAL 1), “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016 (PROPOSAL 2), AND “AGAINST” THE BINDING PROPOSAL PUT FORTH BY RIVERNORTH TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT WITH FIFTH STREET MANAGEMENT (PROPOSAL 3).

The nominees of the Board for election as directors of the Company are listed in the accompanying proxy statement.

You may receive solicitation materials from a dissident stockholder, RiverNorth Capital Management, LLC, together with certain of its investment funds (“RiverNorth”), seeking your proxy to vote for certain individuals to become members of the Board of Directors and for a binding proposal to terminate the Second Amended and Restated Investment Advisory Agreement, dated as of May 2, 2011, by and between the Company and Fifth Street Management. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD SENT TO YOU BY OR ON BEHALF OF RIVERNORTH.

i

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY RIVERNORTH.

Holders of record of Company common stock as of the close of business on [•], the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you plan to attend the meeting, and whatever the number of shares you own, please follow the instructions on the enclosed WHITE proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Please note, however, that if you wish to vote in person at the meeting and your shares are held of record by a broker, bank, trustee, or nominee, you must obtain a “legal” proxy issued in your name from that record holder.

THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN ANY GOLD PROXY CARD SENT TO YOU BY OR ON BEHALF OF RIVERNORTH. IF YOU HAVE PREVIOUSLY SIGNED A GOLD PROXY CARD SENT TO YOU BY OR ON BEHALF OF RIVERNORTH, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

If you have any questions or need assistance in voting your shares, please call Innisfree M&A Incorporated, the firm assisting us in the solicitation. Shareholders in the U.S. and Canada may call toll-free at (877) 456-3524. From other locations please call +1 (412) 232-3651.

We are not aware of any other business, or any other nominees for election as directors, that may properly be brought before the Annual Meeting.

Thank you for your continued support of Fifth Street Finance Corp.

By order of the Board of Directors,

Bernard D. Berman
Chairman

Greenwich, CT
[•]

This is a very important meeting. To ensure proper representation at the Annual Meeting, please follow the instructions on the enclosed WHITE proxy card to vote your shares via the Internet or telephone, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Even if you vote your shares prior to the Annual Meeting, if you are a record holder of shares, or a beneficial holder who obtains “legal” proxy from your broker, bank, trustee, or nominee, you still may attend the Annual Meeting and vote your shares in person.

Fifth Street Finance Corp.

777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

PROXY STATEMENT

2016 Annual Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Fifth Street Finance Corp. (“FSC” or the “Company”) for use at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement and the Company’s Annual Report for fiscal year 2015 are being provided to stockholders on or about [•]. When we refer to the Company’s fiscal year, we mean the 12-month period ending September 30 of the stated year (for example, fiscal year 2015 was October 1, 2014 through September 30, 2015).

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the Internet, by telephone or by mail, and the Company receives them in time for the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specified.

Annual Meeting Information

Date and Location

We will hold the Annual Meeting at [•] on [•], at [•], local time.

Attendance

You are entitled to attend the Annual Meeting only if you were a stockholder of FSC as of the close of business on the record date for the Annual Meeting, or [•] (the “Record Date”), or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You must present valid photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record of the Company but hold shares as a beneficial owner in street name, in order to attend the Annual Meeting you must also provide proof of beneficial ownership, such as your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership of shares of the Company.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the Annual Meeting.

Availability of Proxy and Annual Meeting Materials

This proxy statement and the accompanying Annual Report on Form 10-K for the fiscal year ended September 30, 2015 are also available at [•].

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

Proposal 1 — To elect three directors, each of whom will serve until the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

Proposal 2 — To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016;

Proposal 3 — A binding proposal put forth by RiverNorth Capital Management, LLC, together with certain of its investment funds (“RiverNorth”), to terminate the Investment Advisory Agreement with Fifth Street Management; and

to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Voting Information

General

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT (PROPOSAL 1), “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016 (PROPOSAL 2), AND “AGAINST” THE BINDING PROPOSAL PUT FORTH BY RIVERNORTH TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT WITH FIFTH STREET MANAGEMENT (PROPOSAL 3).

RiverNorth has filed a preliminary proxy statement expressing its intention to nominate certain individuals to become members of the Board of Directors and for a binding proposal to terminate the Second Amended and Restated Investment Advisory Agreement, dated as of May 2, 2011, by and between the Company and Fifth Street Management, as amended and in effect from time to time (the “Investment Advisory Agreement”). On January 19, 2016, the Company and Fifth Street Management LLC (“Fifth Street Management”) entered into the Third Amended and Restated Investment Advisory Agreement (the “Third Amended and Restated Investment Advisory Agreement”), pursuant to which the base management fees payable to Fifth Street Management on gross assets, excluding cash and cash equivalents, were reduced from 2.00% to 1.75%, effective as of January 1, 2016. The Board, including the Independent Directors, does not endorse the election of any of RiverNorth’s proposed nominees as a director. Your Board of Directors, including the Independent Directors, is also not endorsing the binding proposal to terminate the Second Amended and Restated Investment Advisory Agreement, dated as of May 2, 2011, by and between the Company and Fifth Street Management.

Record Date and Voting Securities

You may cast one vote for each share of Company common stock that you owned as of the Record Date. All shares of the Company common stock have equal voting rights and are the only class of voting securities outstanding. As of the Record Date, [•] shares of Company common stock were outstanding.

Quorum Required

For the Company to conduct business at the Annual Meeting, a quorum of stockholders of the Company must be present at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Company common stock outstanding on the Record Date, or [•] shares of Company common stock, will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on any proposal at the 2016 Annual Meeting (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes.

If a quorum is not present for the Company, the Annual Meeting may be adjourned pursuant to the provisions of the Company’s bylaws until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker, Bank, Trustee, or Nominee

If you hold shares of Company common stock through a broker, bank, trustee, or nominee, you must follow the voting instructions you receive from your broker, bank, trustee, or nominee. If you hold shares of Company common stock through a broker, bank, trustee, or nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. Please instruct your broker, bank, trustee, or nominee so your vote can be counted.

Discretionary Voting

Typically, “non-routine” matters would include the election of directors (Proposal 1), while “routine” matters would include the ratification of the appointment of our independent registered public accounting firm (Proposal 2). However, when a matter to be voted on at a stockholders meeting is the subject of a contested solicitation, brokers, banks, trustees, and nominees do not have discretion to vote your shares on that matter, to the extent they have provided you with the opposition party’s proxy materials. Because RiverNorth submitted a notice of its intent to nominate directors and has filed a preliminary proxy statement regarding the same, the Annual Meeting is expected to be the subject of a contested solicitation and therefore if you hold your shares in street name (or “nominee name”) and you do not provide your broker, bank, trustee, or nominee who holds such shares of record with specific instructions regarding how to vote on any proposal to be voted on at the Annual Meeting, your broker may not be permitted to vote your shares on the proposal for which you have not given instructions.

Please note that to be sure your vote is counted on all of the proposals to be considered at the Annual Meeting, including the election of directors, you should instruct your broker, bank, trustee, or nominee how to vote your shares. If you do not provide voting instructions, votes may not be cast on your behalf with respect to those proposals.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of Company common stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed WHITE proxy card. Authorizing your proxy will not limit your right to vote in person at the Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a WHITE proxy card.

Receipt of Multiple Proxy Cards

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every WHITE proxy card you receive.

Your Board unanimously recommends that you disregard and do not return any gold proxy card you receive from RiverNorth. If you have already voted using RiverNorth’s gold proxy card, you have every right to change your vote and revoke your prior proxy by voting the enclosed WHITE proxy card by telephone, via the Internet, or by signing, dating and returning it in the postage – paid envelope provided.

Only the latest dated proxy you submit will be counted. If you withhold your vote on any RiverNorth nominee using RiverNorth’s gold proxy card, your vote will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and do not return any gold proxy card that you may receive from RiverNorth, even as a protest.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Annual Meeting to Kerry Acocella, Secretary, Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830; (ii) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting; or (iii) voting in person at the Annual Meeting. If you hold shares of Company common stock through a broker, bank, trustee, or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the Annual Meeting.

If you have previously signed a gold proxy card sent to you by or on behalf of RiverNorth, you may change your vote and revoke your prior proxy by voting the enclosed WHITE proxy card by telephone, via the Internet, or by signing, dating and returning it in the postage – paid envelope provided. Submitting a RiverNorth gold proxy card — even if you withhold your vote on the RiverNorth nominees — will revoke any votes you previously made on our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and do not return any gold proxy card that you may receive from RiverNorth, even as a protest.

Votes Required

Proposal 1 — Election of directors.  The affirmative vote of a plurality of the shares of Company common stock outstanding and entitled to vote thereon at the Annual Meeting is required to elect each director nominee of the Company (i.e., the candidates receiving the most “for” votes will win each election). Stockholders may not cumulate their votes. If you “withhold authority” with respect to any of the Board’s nominees, your shares will not be voted with respect to the person indicated. Because directors are elected by plurality of the votes and there are more candidates seeking election than there are seats on the Board up for election, a withhold vote may cause a nominee to receive less votes than one of the other nominees and could have an effect on the election of directors.

Proposal 2 — Ratification of independent registered public accounting firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm (i.e., the number of shares voted “for” the ratification of the appointment of PwC exceeds the number of votes “against” the ratification of the appointment of PwC). Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Proposal 3 — Binding proposal put forth by RiverNorth to terminate the Investment Advisory Agreement with Fifth Street Management.  The proposal will be approved if it obtains the affirmative vote of: (i) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

Participants in the Solicitation of Proxies

Under applicable Securities and Exchange Commission (the “SEC”) regulations, the Company, its directors and certain of its executive officers, the directors and executive officers and employees of Fifth Street Management that provide services to the Company and its subsidiaries pursuant to the Third Amended and Restated Investment Advisory Agreement, the employees of FSC CT LLC, our administrator (“FSC CT”), and Fifth Street Asset Management Inc. (“FSAM”) and its executive officers may be deemed to be participants in the solicitation of proxies from FSC stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders.

Information Regarding This Solicitation

We will bear the cost of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by FSC CT’s or Fifth Street Management’s regular employees without additional compensation. We will reimburse brokers and other persons holding Company common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. As a result of the potential proxy solicitation by RiverNorth we may incur additional costs in connection with our solicitation of proxies. We have retained Innisfree M&A Incorporated (“Innisfree”), 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a fee of up to $[•] plus out-of-pocket expenses. Innisfree expects that approximately [•] of its employees will assist in the solicitation. Because of RiverNorth’s actions, our expenses related to the solicitation of proxies from stockholders this year will significantly exceed those normally spent for an annual meeting. Such costs are expected to aggregate approximately $[•], exclusive of any potential litigation costs in connection with the Annual Meeting. These additional solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and other advisors to advise the Company in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and possibly the costs of retaining an independent inspector of election. To date, we have incurred approximately $[•] of these solicitation costs.

RiverNorth stated in its Preliminary Proxy on Schedule 14A, filed on December 11, 2015, that they will seek to have the Company reimburse all of RiverNorth’s expenses related to RiverNorth’s solicitation of proxies for the Annual Meeting without obtaining stockholder approval.

BACKGROUND TO THE SOLICITATION

The following is a chronology of the material contacts and events relating to RiverNorth up to the filing of this proxy statement.

On November 6, 2015, RiverNorth delivered a letter to the Company in furtherance of the nomination of certain individuals for election to the Board at the Annual Meeting and the submission of a binding proposal to terminate the Investment Advisory Agreement with Fifth Street Management.

On November 11, 2015, the Company contacted RiverNorth and acknowledged receipt of the November 6, 2015 letter. The Company offered to meet with RiverNorth and tentatively proposed December 8 or 9 as a potential meeting date. On November 16, 2015, RiverNorth issued a press release, including a link to a public letter to the Board, setting forth certain reasons for RiverNorth’s decision to nominate individuals for election to the Board and to put forth the binding proposal to terminate the Investment Advisory Agreement with Fifth Street Management.

On November 16, 2015, in addition to delivering a copy of the public letter addressed to the Board, RiverNorth acknowledged the Company’s offer to meet and endeavored to find an acceptable date to do so. Also on November 16, 2015, RiverNorth and its director nominees filed a Schedule 13D with the SEC, which included the public letter to the Board, disclosing that RiverNorth and certain of its affiliates beneficially owned shares of Company common stock constituting approximately 6.0% of the issued and outstanding Company common stock (of which approximately 1.4% is via cash-settled total return swaps), based on the aggregate number of shares of Company common stock issued and outstanding as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2015.

On November 17, 2015, the Company issued a press release in response to RiverNorth’s November 16, 2015 letter. Following discussions, on December 3, 2015, the Company and RiverNorth confirmed the morning of January 5, 2016 was acceptable for a meeting.

On December 11, 2015, RiverNorth and its director nominees filed a preliminary proxy statement with the SEC and on December 13, 2015 RiverNorth and its director nominees filed an amendment to their Schedule 13D to reflect, among other things, the filing of their preliminary proxy statement and an ownership interest of 6.2% of the issued and outstanding Company common stock (of which approximately 1.4% is via cash-settled total return swaps).

On December 22, 2015, the Company filed a preliminary proxy statement with the SEC.

On January 5, 2016, the Company and RiverNorth met and discussed the RiverNorth proposals, along with related matters.

On January 8, 2016, the Company filed the first amendment to its preliminary proxy statement with the SEC.

On January 11, 2016, RiverNorth and its director nominees filed the first amendment to their preliminary proxy statement with the SEC.

On January 14, 2016, the Company filed the second amendment to its preliminary proxy statement with the SEC.

On January 19, 2016, the Board completed its annual review of the Company’s investment advisory relationship with Fifth Street Management under Section 15(c) of the Investment Company Act of 1940 (the “1940 Act”) and, in connection with such review, approved, and the Company entered into, the Third Amended and Restated Investment Advisory Agreement with Fifth Street Management, pursuant to which the base management fees payable to Fifth Street Management on gross assets, excluding cash and cash equivalents, were reduced from 2.00% to 1.75% effective as of January 1, 2016.

Also on January 19, 2016, after considering, among other factors, RiverNorth’s demand in its letter of November 16, 2015 to the Board that the Company significantly increase the size of the Company’s stock buyback program, FSC publicly announced that, in connection with its previously announced $100 million share repurchase authorization, FSC intends to repurchase shares of its common stock through open market, privately negotiated transactions or otherwise, including during the quarter ending March 31, 2016.

On January 25, 2016, the Company and RiverNorth discussed the RiverNorth proposals, along with related matters.

On February 2, 2016, RiverNorth and its director nominees filed the second amendment to their preliminary proxy statement with the SEC.

On February 3, 2016, the Company and RiverNorth entered into a confidentiality agreement and subsequently met to discuss the Company’s 2016 stockholders meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of [•], 2016, the beneficial ownership information of each current director and the nominees for director of the Company, as well as the Company’s executive officers, each person known to it to beneficially own 5% or more of the outstanding shares of its common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on [•] shares of Company common stock outstanding as of [•].

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of Company common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act. The address of all executive officers and directors is c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Name	Number of Shares Owned Beneficially	Percentage of Company Common Stock Outstanding(1)
Interested Directors:
Bernard D. Berman(2)	25,968	*
Ivelin M. Dimitrov	28,260	*
Sandeep K. Khorana	300	*
Todd G. Owens	10,000	*
Independent Directors:
James Castro-Blanco	3,700.58	*
Brian S. Dunn(2)	9,000	*
Richard P. Dutkiewicz(2)	13,170.42	*
Byron J. Haney(2)	10,000	*
Douglas F. Ray	9,336	*
Executive Officers Who Are Not Directors:
Steven M. Noreika	523.99	*
All Officers and Directors as a Group(3)	110,258.99	*
5% Holders
Leonard M. Tannenbaum(2)(4)	12,084,193.40	8.0%
RiverNorth Capital Management, LLC(5)	12,766,834.00	8.5%

*	Represents less than 1%
(1)	Based on the 150,262,924 shares of the Company common stock issued and outstanding as of February 8, 2016, as reported on the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015.
(2)	Accounts owned include shares held in a brokerage account that may be pledged as loan collateral on a margin basis.
(3)	Amount only includes Section 16(a) reporting persons of the Company.
(4)	The address for Leonard M. Tannenbaum is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. As reported on the Schedule 13D/A filed by Mr. Tannenbaum on January 29, 2016, of the shares of Company common stock over which Mr. Tannenbaum has (a) sole voting and dispositive power: (i) 7,123,544.40 shares are held by him directly; (ii) 80,000 shares are held by the Leonard M. Tannenbaum Foundation, for which Mr. Tannenbaum serves as the President; (iii) 755,834 shares are held by 777 West Putnam Avenue LLC (“Building LLC”), for which Mr. Tannenbaum holds a majority of the equity interest of the sole member, and (iv) 135,483 shares are issuable upon conversion of a convertible bond; and (b) shared voting and dispositive power, (i) 1,050 shares are directly held by his spouse and (ii) 3,988,282 are directly held by FSAM.
(5)	The address for RiverNorth is 325 N. LaSalle St., Suite 645, Chicago, Illinois 60654. The number of shares of Company common stock beneficially owned is based on a Schedule 13D/A filed by RiverNorth on January 22, 2016, which reflects sole voting and dispositive power over 12,766,834.00 shares of Company common stock by RiverNorth Capital Management, LLC.

As indicated above, certain of our officers and directors hold shares in margin accounts. As of [•], no shares in such margin accounts were pledged as loan collateral. Our insider trading policy prohibits share pledges, except in limited cases with the pre-approval of our chief compliance officer.

The following table sets forth, as of [•], the dollar range of our equity securities that is beneficially owned by each of our directors.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Bernard D. Berman	[•]
Ivelin M. Dimitrov	[•]
Sandeep K. Khorana	[•]
Todd G. Owens	[•]
Independent Directors:
James Castro-Blanco	[•]
Brian S. Dunn	[•]
Richard P. Dutkiewicz	[•]
Byron J. Haney	[•]
Douglas F. Ray	[•]

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price per share for Company common stock of $[•] on [•], on the NASDAQ Global Select Market.
(3)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

PROPOSAL 1 — ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board. The Board may modify its number of members in accordance with FSC’s bylaws, except that no decrease in the number of directors shall shorten the term of any incumbent director. The Board currently consists of nine members, of whom five are not “interested persons” of FSC, as defined in Section 2(a)(19) of the 1940 Act. The NASDAQ Stock Market (“NASDAQ”) requires that the Company maintain a majority of independent directors on its Board and provides that a director of a business development company shall be considered to be independent if he or she is not an “interested person”, as defined in Section 2(a)(19) of the 1940 Act. Therefore, under both the 1940 Act and applicable NASDAQ rules, a majority of the Board is independent.

The Board, including the Independent Directors, unanimously recommended that Todd G. Owens, Richard P. Dutkiewicz and Douglas F. Ray be nominated for election to the Board. The Board, including the Independent Directors, unanimously determined that the Board recommending the nominees put forth by RiverNorth be nominated for election to the Board would not be in the best interest of the Company primarily because the Board believes such nominees will support Proposal 3 to terminate the Investment Advisory Agreement with Fifth Street Management, which the Board has determined is not in the best interest of the Company for the reasons set forth in the section of this proxy statement entitled “Proposal 3 — Binding Proposal to Terminate the Investment Advisory Agreement with Fifth Street Management.”

Under FSC’s restated certificate of incorporation, directors are divided into three classes. At each annual meeting of stockholders, the successors to the directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election or until their successors have been duly elected and qualified or any director’s earlier resignation, death or removal.

Messrs. Owens, Dutkiewicz and Ray have been nominated for re-election to the Board of FSC for three-year terms expiring in 2019. At FSC’s 2015 annual meeting of stockholders, Messrs. Berman, Castro-Blanco and Khorana were elected to the Board.

No person being nominated by the Company as a director of the Company is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Any stockholder of FSC can vote for or withhold on each of the director nominees of FSC. A withhold vote will not be included in determining the number of votes cast for a nominee. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether each of the nominees for election as a director has been elected. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of Todd G. Owens, Richard P. Dutkiewicz and Douglas F. Ray. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated by the Board as a replacement. The Board has no reason to believe that any director nominee named will be unable or unwilling to serve.

The Board unanimously recommends a vote “FOR” each of Todd G. Owens, Richard P. Dutkiewicz and Douglas F. Ray.

Director and Executive Officer Information

Directors

Information regarding the nominees for election as a director at the Annual Meeting and our continuing directors is as follows:

Name	Age	Length of time served; Term of office
Interested Directors
Bernard D. Berman	45	Director since 2009; term expires in 2018
Ivelin M. Dimitrov	37	Director since 2013; term expires in 2017
Sandeep K. Khorana	43	Director since 2015; term expires in 2018
Todd G. Owens*	47	Director since 2014; term expires, if elected, in 2019
Independent Directors
James Castro-Blanco	56	Director since 2014; term expires in 2018
Brian S. Dunn	44	Director since 2007; term expires in 2017
Richard P. Dutkiewicz*	60	Director since 2010; term expires, if elected, in 2019
Byron J. Haney	55	Director since 2007; term expires in 2017
Douglas F. Ray*	48	Director since 2007; term expires, if elected, in 2019

*	Director nominee of FSC

Biographical information regarding our directors is set forth below. We have divided the directors into two groups — independent directors and interested directors. Interested directors are “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

Officers

The following persons serve as our officers in the following capacities:

Name	Age	FSC Position
Todd G. Owens	47	Chief Executive Officer
Ivelin M. Dimitrov	37	President and Chief Investment Officer
Steven M. Noreika	40	Chief Financial Officer
Kerry S. Acocella	35	Chief Compliance Officer and Secretary

Biographical Information

Independent Directors

James Castro-Blanco.  Mr. Castro-Blanco has been a member of the Board since August 2014. Mr. Castro-Blanco has over 20 years of experience as an attorney in both the private and public sectors. Since December 2010, Mr. Castro-Blanco has served as the chief deputy county attorney for Westchester County, New York, where he advises numerous elected officials, boards and commissions and is the lead attorney on high profile matters involving Westchester County. Mr. Castro-Blanco also served as counsel with Wilson Elser Moskowitz Edelman & Dicker LLP from January 2007 to December 2010, where he provided business and risk management advice to businesses and individuals. In 2006, Mr. Castro-Blanco was appointed a special master by a United States District Court Judge to investigate and report upon alleged financial improprieties in the management of a pension plan where he served until 2009. Mr. Castro-Blanco also served as a former assistant United States attorney from February 1994 to November 1996, where Mr. Castro-Blanco investigated and prosecuted individuals and organizations involved in RICO, money-laundering and other financial crimes. Prior to that, he was an attorney with Pillsbury Winthrop Shaw Pittman LLP from September 1991 to February 1994, where he worked on antitrust and complex corporate litigation matters.

Mr. Castro-Blanco graduated from Brooklyn Law School where he was the Articles Editor of the Law Review. Mr. Castro-Blanco also holds a B.A. from the State University of New York at Albany. Mr. Castro-Blanco has served on the Board of Trustees for St. John’s Riverside Hospital and is the chair of the Liability Committee, helping guide the institution through the myriad changes in today’s healthcare environment. He has also been a board member of several charities providing scholarship monies to deserving students and has served as the president of the largest Hispanic bar association on the East Coast of the United States.

Through his extensive work as an attorney in the public and private sectors, including his involvement in investigating and reporting on financial improprieties, Mr. Castro-Blanco brings valuable legal, business and financial expertise to his Board service with FSC. The foregoing qualifications led to the Board’s conclusion that Mr. Castro-Blanco should serve as a member of the Board.

Brian S. Dunn.  Mr. Dunn has been a member of the Board since December 2007. Mr. Dunn has over 19 years of marketing, logistical and entrepreneurial experience. He founded and turned around direct marketing divisions for several consumer-oriented companies. He currently manages Little White Dog, Inc., a strategic consulting firm specializing in the acquisition and integration of consumer product companies that he founded in June 2011. Mr. Dunn was the marketing director and chief operating officer for Lipenwald, Inc., a direct marketing company that markets collectibles and mass merchandise from June 2006 until May 2011. Lipenwald, Inc. filed for bankruptcy in July 2011. Mr. Dunn has also been a member of the Fifth Street Senior Floating Rate Corp. (“FSFR”) Board of Directors since May 2013. FSFR is a specialty finance company that lends to mid-sized companies in connection with an investment by private equity sponsors and shares an investment advisor with FSC. Prior to Lipenwald, Inc., from February 2001 to June 2006, he was sole proprietor of BSD Trading/Consulting. Mr. Dunn graduated from the Wharton School of the University of Pennsylvania with a B.S. in Economics.

Mr. Dunn’s executive experience brings extensive business, entrepreneurial and marketing expertise to his Board service with the Company. His experience as a marketing executive for several consumer-oriented companies provides guidance to our investor relations efforts. Mr. Dunn’s many experiences also make him skilled in leading committees requiring substantive expertise, including his role as chairman of the Board’s Nominating and Corporate Governance Committee. Mr. Dunn’s previous service on the Board also provides him with a specific understanding of the Company, its operations, and the business and regulatory issues facing business development companies. The foregoing qualifications led to the Board’s conclusion that Mr. Dunn should serve as a member of the Board.

Richard P. Dutkiewicz.  Mr. Dutkiewicz has been a member of the Board since February 2010. He is an independent financial and operational adviser. Prior to his current position, he was a managing director at Capital Insight, LLC, a private investment bank, from March 2013 to November 2013. Previously, he was an independent financial and management consultant affiliated with Exxedus Capital Partners from September 2012 to March 2013. From May 2010 to April 2013, Mr. Dutkiewicz served on the Board of Directors of Motor Sport Country Club Holdings, Inc., which sells balancing technology for rotating devices in the automotive industry. Mr. Dutkiewicz has also been a member of FSFR’s Board of Directors since May 2013. FSFR is a specialty finance company that lends to mid-sized companies in connection with an investment by private equity sponsors. From April 2010 to March 2012, Mr. Dutkiewicz was the executive vice president and chief financial officer of Real Mex Restaurants, Inc., which filed for bankruptcy in October 2011. Mr. Dutkiewicz previously served as chief financial officer of Einstein Noah Restaurant Group, Inc. from October 2003 to April 2010. From May 2003 to October 2003, Mr. Dutkiewicz was vice president-information technology of Sirenza Microdevices, Inc. In May 2003, Sirenza Microdevices, Inc. acquired Vari-L Company, Inc. From January 2001 to May 2003, Mr. Dutkiewicz was vice president-finance, and chief financial officer of Vari-L Company, Inc. From April 1995 to January 2001, Mr. Dutkiewicz was vice president-finance, chief financial officer, secretary and treasurer of Coleman Natural Products, Inc., located in Denver, Colorado. Mr. Dutkiewicz’s previous experience includes senior financial management positions at Tetrad Corporation, MicroLithics Corporation and various divisions of United Technologies Corporation. Mr. Dutkiewicz began his career as an Audit Manager at KPMG LLP. Mr. Dutkiewicz received a B.B.A. degree from Loyola University of Chicago and passed the CPA exam in 1978.

Through his prior experiences as a vice president and chief financial officer at several public companies, including executive vice president and chief financial officer of Real Mex Restaurants, Inc. and chief financial officer of Einstein Noah Restaurant Group, Inc., Mr. Dutkiewicz brings business expertise, finance and audit skills to his Board service with the Company. Mr. Dutkiewicz’s expertise, experience and skills closely align with the Company’s operations, and his prior investment experience with managing public companies facilitates an in-depth understanding of our investment business. Moreover, due to Mr. Dutkiewicz’s knowledge of and experience in finance and accounting, the Board determined that Mr. Dutkiewicz is an “audit committee financial expert” as defined under SEC rules, and that he is qualified to serve as chairman of the Audit Committee of the Board. The foregoing qualifications led to the Board’s conclusion that Mr. Dutkiewicz should serve as a member of the Board.

Byron J. Haney.  Mr. Haney has been a member of the Board since December 2007. He previously served as an investment professional at TrilogyLWP from January 2014 through December 2014. From October 2010 through October 2011, Mr. Haney served as a principal of Duggan Asset Management, L.L.C. where he was director of research. Prior to that, he served as chief operating officer of VSO Capital Management from March 2010 to October 2010. From 1994 until 2009, Mr. Haney worked for Resurgence Asset Management LLC and he was promoted to managing director and chief investment officer in June 2004. Mr. Haney previously served on the boards of directors of Sterling Chemicals, Inc., and Furniture.com. Mr. Haney has more than 25 years of business experience, including having served as chief financial officer of a private retail store chain and as an auditor with Touche Ross & Co., a predecessor of Deloitte & Touche LLP. Mr. Haney earned his B.S. in Business Administration from the University of California at Berkeley and his M.B.A. from the Wharton School of the University of Pennsylvania.

Through his extensive experiences as a senior executive, Mr. Haney brings business expertise, finance and risk assessment skills to his Board service with FSC. In addition, Mr. Haney’s past experience as an auditor greatly benefits our oversight of FSC’s quarterly and annual financial reporting obligations. Mr. Haney’s previous service on the Board also provides him with a specific understanding of FSC, its operations, and the business and regulatory issues facing business development companies. The foregoing qualifications led to the Board’s conclusion that Mr. Haney should serve as a member of the Board.

Douglas F. Ray.  Mr. Ray has been a member of the Board since December 2007. Since August 1995, Mr. Ray has worked for Seavest Investment Group, a private investment and wealth management firm based in White Plains, New York. He currently serves as the chief executive officer and president of Seavest Investment Group. Mr. Ray has more than 15 years of experience acquiring, developing, financing and managing a diverse portfolio of real estate investments, including three healthcare properties funds. Mr. Ray previously served on the Board of Directors of Nat Nast, Inc., a luxury men’s apparel company. Mr. Ray has also been a member of the FSFR Board of Directors since September 2014. FSFR is a specialty finance company that lends to mid-sized companies in connection with an investment by private equity sponsors. Prior to joining Seavest Investment Group, Mr. Ray worked in Washington, D.C. on the staff of U.S. Senator Arlen Specter and as a research analyst with the Republican National Committee. Mr. Ray holds a B.A. from the University of Pittsburgh.

Through his broad experience as an officer and director of several companies, in addition to skills acquired with firms engaged in investment banking, banking and financial services, Mr. Ray brings to FSC extensive financial and risk assessment abilities. Mr. Ray’s service on the Board also provides him with a specific understanding of the Company, its operations and the business and regulatory issues facing business development companies. Mr. Ray’s expertise and experience also qualify him to serve as chairman of FSC’s Compensation Committee. The foregoing qualifications led to the Board’s conclusion that Mr. Ray should serve as a member of the Board.

Interested Directors

Bernard D. Berman.  Mr. Berman has been a member of the Board since February 2009 and the Chairman of the Board since September 2014. He was also FSC’s president from February 2010 to September 2014, secretary from October 2007 to September 2014, and chief compliance officer from April 2009 to May 2013. Mr. Berman has also served as a director of FSFR since May 2013 and as chairman of its Board of Directors since January 2014. FSFR is a specialty finance company that lends to mid-sized companies in connection with an investment by private equity sponsors. Mr. Berman also served as president of FSFR from May 2013 to January 2014. From September 2014 until his resignation in June 2015, Mr. Berman served on FSAM’s board of directors. Mr. Berman has also served as the co-president, chief compliance officer and as a director of FSAM, the publicly traded asset manager that indirectly owns our investment adviser. Mr. Berman has also served as the president of our investment adviser and has served on its investment committee since its founding in November 2007. Prior to joining the group of affiliated companies, including our investment adviser (collectively, “Fifth Street”) in 2004, Mr. Berman was a corporate attorney from 1995 to 2004, during which time he negotiated and structured a variety of investment transactions. Mr. Berman received a J.D. from Boston College Law School and a B.S. in Finance from Lehigh University.

Mr. Berman’s prior position as a corporate attorney allows him to bring to the Board and Company the benefit of his experience negotiating and structuring various investment transactions as well as an understanding of the legal, business, compliance and regulatory issues facing business development companies. Mr. Berman’s previous service on the Board also provides him with a specific understanding of the Company and its operations. The foregoing qualifications led to the Board’s conclusion that Mr. Berman should serve as a member of the Board.

Ivelin M. Dimitrov, CFA.  Mr. Dimitrov has also been FSC’s president since January 2015, a member of the Board since January 2013 and its chief investment officer and the chief investment officer of our investment adviser since August 2011, and served as co-chief investment officer for these entities from November 2010 and June 2010 through August 2011. Mr. Dimitrov has also been FSFR’s chief executive officer since September 2014. Previously, he served as FSFR’s chief investment officer from July 2013 to September 2014 and as its president from January 2014 to September 2014. Mr. Dimitrov also sits on the investment committee of our investment adviser and has served as the chief investment officer of FSAM since September 2014. Mr. Dimitrov has also been a member of FSFR’s Board of Directors since September 2014. FSFR is a specialty finance company that lends to mid-sized companies in connection with an investment by private equity sponsors. Mr. Dimitrov joined Fifth Street in May 2005 and is responsible for the credit underwriting of our investment portfolios, overseeing risk analysis and investment approvals. Mr. Dimitrov served as Head of Structuring of Fifth Street Management from January 2010 to June 2010, Mr. Dimitrov leads the tactical asset allocation decisions for the portfolio, shifting exposures between asset classes and industries, as well as managing interest rate risk. He is also responsible for the recruitment and development of our investment adviser’s investment team. Mr. Dimitrov also heads the senior loan product business strategy across Fifth Street’s platform. He has substantial experience in financial analysis, valuation and investment research. Mr. Dimitrov graduated from the Carroll Graduate School of Management at Boston College with an M.S. in Finance and has a B.S. in Business Administration from the University of Maine. He is also a holder of the Chartered Financial Analyst designation and has completed CFA Institute’s Investment Management Workshop at Harvard Business School.

Mr. Dimitrov brings substantial experience in financial analysis, underwriting, valuation and investment research. Mr. Dimitrov’s position as FSC’s president and chief investment officer and the chief investment officer of our investment adviser provides the Board with a direct line of communication to, and direct knowledge of the operations of, the Company and our investment adviser. The foregoing qualifications led to the Board’s conclusion that Mr. Dimitrov should serve as a member of the Board.

Sandeep K. Khorana.  Mr. Khorana has been a member of the Board since March 2015. He is also a managing director of FSC CT (including its predecessors) since October 2010. Having over 13 years of private equity sponsor coverage and leveraged finance experience, he leads the origination and sponsor coverage efforts for Fifth Street and directly covers some of its key private equity clients. Mr. Khorana also serves as head of the Chicago office for Fifth Street. Previously, Mr. Khorana was a director at Angelo, Gordon & Co. from June 2010 through October 2010, and from February 2006 through May 2009 he was a director in CIT Group Inc.’s Sponsored Finance Group. Prior to that, he spent six years at J.P. Morgan Chase & Co. and its predecessor organizations in the Financial Sponsors, Loan Syndications and High Yield divisions. Prior to graduate school, Mr. Khorana spent almost three years at KPMG LLP in its audit practice and passed the CPA exam in Illinois. Mr. Khorana received his B.S. in Accounting from Indiana University and his M.B.A. in Finance from the University of Michigan Ross School of Business.

Mr. Khorana brings substantial experience in financial analysis, debt capital markets and private equity coverage as well as experience at larger financial institutions that grew rapidly through acquisitions and launching new products. We believe that Mr. Khorana’s positions as head of originations/sponsor coverage and head of Fifth Street’s Chicago office would provide the Board with unique perspective in those areas. The foregoing qualifications led to the Board’s conclusion that Mr. Khorana should serve as a member of the Board.

Todd G. Owens.  Mr. Owens has been a member of the Board since November 2014 and FSC’s chief executive officer since January 2015. Mr. Owens has also served as co-president of FSAM since September 2014. Mr. Owens has also been FSFR’s president since September 2014. Prior to joining Fifth Street in September 2014, Mr. Owens spent 24 years at Goldman, Sachs & Co, where he became a managing director in 2001 and a partner in 2008. While at Goldman, Sachs & Co., he also served as Head of the West Coast Financial Institutions Group (FIG) for 15 years, Head of the Specialty Finance Group for nearly 10 years and was a senior member of the Bank Group. He holds a B.A. in history and political economy from Williams College. Mr. Owens has previously served as a trustee for Good Samaritan Hospital in Los Angeles and for City Year Los Angeles.

Mr. Owens brings with him experience in a broad range of industries including commercial finance, asset management, alternative asset management, commercial banking and business development companies. The foregoing qualifications led to the Board’s conclusion that Mr. Owens should serve as a member of the Board.

Officers Who Are Not Directors

Steven M. Noreika.  Mr. Noreika has served as FSC’s chief financial officer since July 2015 and previously served as controller of FSC from January 2013 to July 2014. Mr. Noreika also currently serves as the chief financial officer of Fifth Street Management, our investment advisor, and the chief financial officer of FSC CT, our administrator. Mr. Noreika has also served as FSFR’s chief financial officer since July 2015 and was previously chief financial officer of FSFR from November 2013 to July 2014 and controller of FSFR from July 2013 to November 2013. In addition, Mr. Noreika was the chief accounting officer of FSAM from July 2014 to July 2015. Mr. Noreika joined Fifth Street in September 2008, when he began serving as chief financial officer of Fifth Street Management, and has held various finance and accounting positions with such entities. Prior to joining Fifth Street, from 2002 to 2008, Mr. Noreika was a manager of internal financial reporting at Time Warner Inc., where he was responsible for various aspects of financial reporting, financial systems design and implementation. Prior to that, he managed audit and tax engagements at Marcum & Kliegman, LLP (now Marcum LLP) for clients in various industries, predominantly financial services, real estate, new media and entertainment. Mr. Noreika is a Certified Public Accountant and holds a B.B.A. in Accounting from Pace University. He is also a holder of the Chartered Financial Analyst designation.

Kerry S. Acocella.  Ms. Acocella has been FSC’s chief compliance officer and secretary since October 2015 and has also served as chief compliance officer of Fifth Street Management since October 2015. Ms. Acocella has been FSFR’s chief compliance officer and secretary since October 2015. Ms. Acocella has also served as secretary of FSAM since October 2015. Ms. Acocella serves as Senior Vice President, Legal for Fifth Street Management and has held positions within the Fifth Street Legal Department since February 2013. Prior to that Ms. Acocella was Senior Corporate Counsel — Corporate and Securities for Weight Watchers International, Inc. from August 2010 to February 2013. Ms. Acocella began her career as a corporate attorney with Morrison & Foerster LLP where she practiced in the mergers and acquisitions and securities areas from 2005 to 2010. Ms. Acocella holds a B.S. in Psychology from the University of Georgia and a J.D. from the Benjamin N. Cardozo School of Law, Yeshiva University.

Board Leadership Structure

The Board monitors and performs oversight roles with respect to the Company’s business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers. Among other things, the Board approves the appointment of the Company’s investment adviser and executive officers, reviews and monitors the services and activities performed by the Company’s investment adviser and executive officers and approves the engagement of, and reviews the performance of, the independent registered public accounting firm.

Under FSC’s bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an independent director; the Company believes that it should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the Company’s best interests and the best interests of the Company’s stockholders at such times. Our Board has established corporate governance procedures to guard against, among other things, an improperly constituted Board. Pursuant to the Company’s Corporate Governance Policy, whenever the chairman of the Board is not an independent director, the chairman of the Nominating and Corporate Governance Committee will act as the presiding independent director at meetings of the “Non-Management Directors” (which will include the Independent Directors and other directors who are not officers of the Company even though they may have another relationship with the Company or its management that prevents them from being Independent Directors).

Presently, Mr. Berman serves as the chairman of the Board. Mr. Berman’s history with the Company, familiarity with Fifth Street’s investment platform and extensive knowledge of the financial services industry qualify him to serve as the chairman of the Company. We believe that we are best served through this existing leadership structure, as Mr. Berman’s relationship with Fifth Street Management provides an effective bridge and encourages an open dialogue between Fifth Street Management and the Board.

Our Board does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is chairman of the Board but believe these potential conflicts are offset by our strong corporate governance practices. As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, we have identified a material weakness in internal control over financial reporting. However, we do not believe such identification of a material weakness in internal control over financial reporting was the result of a deficiency in board oversight or independence because, among other things, all of the members of the Audit Committee, including the chairman, are independent directors of the Company. Our corporate governance practices include regular meetings of the Independent Directors in executive session without the presence of interested directors and management, the establishment of Audit Committees and Nominating and Corporate Governance Committees comprised solely of Independent Directors and the appointment of a chief compliance officer, with whom the Independent Directors meet with in executive session at least once a year, for administering our compliance policies and procedures. While certain non-management members of the Board may participate on the boards of directors of other public companies, we monitor such participation to ensure it is not excessive and does not interfere with their duties to us.

Board’s Role In Risk Oversight

The Board performs its risk oversight function primarily through (i) three standing committees, which report to the Board and are comprised solely of Independent Directors, and (ii) active monitoring of our chief compliance officer and the Company’s compliance policies and procedures.

As described below in more detail, the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements, as well as the establishment of guidelines and making recommendations to the Board regarding the valuation of the Company’s loans and investments. The Compensation Committee’s risk oversight responsibilities include reviewing and approving the reimbursement by the Company of the compensation of the chief financial officer and chief compliance officer and their staffs. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by the Company’s stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s chief compliance officer. The Board annually reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of the compliance policies and procedures of the company. The chief compliance officer’s annual report addresses: (i) the operation of the compliance policies and procedures of the Company, Fifth Street Management and certain other entities since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee compliance. In addition, the chief compliance officer meets in executive session with the Independent Directors at least once a year.

The Company believes that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a business development Company. As a business development company, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we were substantially limited in our ability to co-invest in privately negotiated transactions with affiliated funds until we obtained an exemptive order from the SEC on September 9, 2014.

Transactions with Related Persons

The Company has entered into a Third Amended and Restated Investment Advisory Agreement with Fifth Street Management, our investment adviser. Messrs. Berman, Dimitrov, Owens and Khorana, interested members of the Board, have a direct or indirect pecuniary interest in Fifth Street Management. Fifth Street Management is a registered investment adviser under the Investment Advisers Act of 1940, that is partially and indirectly owned by FSAM.

Under FSC’s Third Amended and Restated Investment Advisory Agreement, fees payable to Fifth Street Management equal (a) a base management fee of 1.75% of the value of FSC’s gross assets, which includes any borrowings for investment purposes and excludes cash and cash equivalents, and (b) an incentive fee based on FSC’s performance. The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of FSC’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. The second part is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Third Amended and Restated Investment Advisory Agreement) and equals 20% of FSC’s “Incentive Fee Capital Gains,” which equals its realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee.

In July 2015, Fifth Street Management voluntarily agreed to waive a portion of its base management fees through January 1, 2017 for increases in capital related to the issuances of new equity. Under the waiver, the base management fee related to new equity (equity raised above the net asset value as of March 31, 2015, the time at which the waiver was put in place) will be 1% (resulting in a blended fee between 1% and 2%). This fee will be applied in the same manner as currently applied under the Investment Advisory Agreement, as publicly announced on July 14, 2015. All FSC stockholders will be treated equally in the benefit of the fee reduction, regardless of when they invested.

The Third Amended and Restated Investment Advisory Agreement may be terminated by either party without penalty upon no fewer than 60 days’ written notice to the other. FSC incurred investment advisory fees of $79.6 million for fiscal year 2015 under the Investment Advisory Agreement.

The Company has entered into an administration agreement with FSC CT (the “Administration Agreement”), which is a wholly-owned subsidiary of Fifth Street Management. Pursuant to the Administration Agreement, FSC CT provides administrative services to the Company necessary for the operations of the Company, which include providing to the Company office facilities, personnel, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as FSC CT, subject to review by the Board, shall from time to time deem to be necessary or useful to perform its obligations under the Administration Agreement. FSC CT also provides to the Company portfolio collection functions for interest income, fees and warrants and is responsible for the financial and other records that the Company is required to maintain and prepares, prints and disseminates reports to the Company’s stockholders and reports and all other materials filed with the SEC. In addition, FSC CT assists the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. For providing these services, facilities and personnel, the Company reimburses FSC CT for overhead and other expenses incurred by FSC CT in performing its obligations under the Administration Agreement, including the rent of the Company’s principal executive offices at market rates and the costs of compensation and related expenses of the chief financial officer and chief compliance officer and their staffs. Such reimbursement is at cost, with no profit to, or markup by, FSC CT. FSC CT may also offer to provide, on the Company’s behalf, managerial assistance to the Company’s portfolio companies. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. FSC incurred approximately $6.9 million of administration fees for fiscal year 2015 under the Administration Agreement.

The Company maintains two wholly-owned subsidiaries, Fifth Street Mezzanine Partners IV, L.P. (“FSMP IV”) and Fifth Street Mezzanine Partners V, L.P. (“FSMP V” and together with FSMP IV, the “FSC SBA Qualified Subsidiaries”), that are licensed as small business investment companies (“SBICs”) and regulated by the Small Business Administration (the “SBA”). The SBIC licenses allow the FSC SBA Qualified Subsidiaries to issue SBA-guaranteed debentures. SBA-guaranteed debentures carry long-term fixed rates that are generally lower than rates on comparable bank and other debt. The Company has also received exemptive relief from the SEC to permit it to exclude the debt of the FSC SBA Qualified Subsidiaries guaranteed by the SBA from the definition of senior securities in the 200% asset coverage ratio the Company is required to maintain under the 1940 Act. Upon receipt of the exemptive relief from the SEC, the Company increased capacity to fund up to $225 million (the maximum amount of SBA-guaranteed debentures the FSC SBA Qualified Subsidiaries may currently have outstanding once certain conditions have been met) of investments with SBA-guaranteed debentures in addition to being able to fund investments with borrowings up to the maximum amount of debt that the 200% asset coverage ratio limitation would allow the Company to incur. As a result, the Company, in effect, is permitted to have a lower asset coverage ratio than the 200% asset coverage ratio limitation under the 1940 Act and, therefore, it can have more debt outstanding than assets to cover such debt. The FSC SBA Qualified Subsidiaries held approximately $[•] million, or [•]%, of FSC’s total assets as of December 31, 2015. As of December 31, 2015, FSMP IV had $75 million in regulatory capital and $150 million in SBA-guaranteed debentures outstanding, which had a fair value of $135.3 million. As of December 31, 2015, FSMP V had $37.5 million in regulatory capital and $75.0 million in SBA-guaranteed debentures outstanding, which had a fair value of $63.0 million.

The FSC SBA Qualified Subsidiaries are subject to regulation and oversight by the SBA, including requirements with respect to maintaining certain minimum financial ratios and other covenants and a prohibition of completing a “change of control” of an SBIC without prior SBA approval. For information about the potential material adverse effect the approval of the binding proposal put forth by RiverNorth to terminate the Investment Advisory Agreement with Fifth Street Management would have on the Company and the FSC SBA Qualified Subsidiaries, please see the section of this proxy statement entitled “Proposal 3 —  Binding Proposal to Terminate the Investment Advisory Agreement with Fifth Street Management — Material Adverse Effects of RiverNorth Binding Proposal.”

The Company has also entered into a license agreement with Fifth Street Capital LLC (“Fifth Street Capital”) pursuant to which Fifth Street Capital has agreed to grant the Company a non-exclusive, royalty-free license to use the name “Fifth Street.” Under this agreement, the Company has a right to use the “Fifth Street” name for so long as Fifth Street Management or one of its affiliates remains its investment adviser. Other than with respect to this limited license, the Company does not have a legal right to the “Fifth Street” name. Fifth Street Capital is controlled by Leonard M. Tannenbaum, the chief executive officer of Fifth Street Management.

For more information about the potential material adverse effect the approval of the binding proposal put forth by RiverNorth to terminate the Investment Advisory Agreement with Fifth Street Management would have on the Company, please see the section of this proxy statement entitled “Proposal 3 — Binding Proposal to Terminate the Investment Advisory Agreement with Fifth Street Management — Material Adverse Effects of RiverNorth Binding Proposal.”

Review, Approval or Ratification of Transactions with Related Persons

The Independent Directors are required to review, approve or ratify any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Material Conflicts of Interest

Certain of our executive officers, directors and/or members of Fifth Street Management serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our investment adviser or its affiliates. For example, Fifth Street Management presently serves as investment adviser to FSC and FSFR and will encounter certain investment opportunities that satisfy the investment criteria for both FSC and FSFR. FSC had total assets of approximately $2.5 billion as of December 31, 2015. FSC generally targets mid-sized companies with annual revenues between $25 million and $250 million and targets investment sizes generally ranging from $10 million to $100 million. In addition, although not the primary focus of FSC’s investment portfolio, FSC’s investments also include floating rate senior loans. FSFR had total assets of approximately $644.5 million as of December 31, 2015 and invests in senior secured loans, including first lien, unitranche and second lien debt instruments, that pay interest at rates which are determined periodically on the basis of a floating base lending rate, made to private middle-market companies whose debt is rated below investment grade, similar to those that FSC targets for investment. Specifically, FSFR targets private, leveraged, middle-market companies with approximately $20 million to $100 million of EBITDA and targets investment sizes generally ranging from $3 million to $30 million. Therefore, there may be certain investment opportunities that satisfy the investment criteria for both FSC and FSFR. In addition, certain of our executive officers and Independent Directors serve in substantially similar capacities for both FSC and FSFR. Fifth Street Management and its affiliates also manage private investment funds, and may manage other funds in the future, that have investment mandates that are similar, in whole and in part, with ours. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

In order to address potential conflicts of interest, Fifth Street Management has adopted an investment allocation policy that governs the allocation of investment opportunities among the investment funds managed by Fifth Street Management and its affiliates. To the extent an investment opportunity is appropriate for either or both of FSC and FSFR and/or any other investment fund managed by our affiliates, and co-investment is not possible, Fifth Street Management will adhere to its investment allocation policy in order to determine to which entity to allocate the opportunity. The 1940 Act prohibits the Company from making certain negotiated co-investments with affiliates, including with one another, unless they receive an order from the SEC permitting us to do so. As such, we were substantially limited in our ability to co-invest in privately negotiated transactions with affiliated funds until we obtained an exemptive order from the SEC on September 9, 2014. The exemptive relief permits us to participate in negotiated co-investment transactions, subject to the conditions of the relief granted by the SEC, with certain affiliates, each of whose investment adviser is Fifth Street Management, or an investment adviser controlling, controlled by or under common control with Fifth Street Management, in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

If we are unable to rely on our exemptive relief for a particular opportunity, such opportunity will be allocated first to the entity whose investment strategy is the most consistent with the opportunity being allocated, and second, on a rotational basis to those entities for which the terms of the opportunity are consistent with such entity’s investment strategy. Although our investment professionals will endeavor to allocate investment opportunities in a fair and equitable manner, the Company and its common stockholders could be adversely affected to the extent investment opportunities are allocated among us and other investment vehicles managed or sponsored by, or affiliated with, our executive officers, directors and members of Fifth Street Management.

Fifth Street Management’s investment allocation policy is also designed to manage and mitigate the conflicts of interest associated with the allocation of investment opportunities if we are able to co-invest, either pursuant to SEC interpretive positions or our exemptive order, with other accounts managed by our investment adviser and its affiliates. Generally, under the investment allocation policy, co-investments will be allocated pursuant to the conditions of the exemptive order. Under the investment allocation policy, a portion of each opportunity that is appropriate for us and any affiliated fund will be offered to us and such other eligible accounts as determined by Fifth Street Management generally based on asset class, fund size and liquidity, among other factors. If there is a sufficient amount of securities to satisfy all participants, the securities will be allocated among the participants in accordance with their order size and if there is an insufficient amount of securities to satisfy all participants, the securities will be allocated pro rata based on each participating party’s capital available for investment in the asset class being allocated, up to the amount proposed to be invested by each. In accordance with Fifth Street Management’s investment allocation policy, we might not participate in each individual opportunity, but will, on an overall basis, be entitled to participate equitably with other entities managed by Fifth Street Management and its affiliates. Fifth Street Management seeks to treat all clients fairly and equitably such that none receive preferential treatment vis-à-vis the others over time, in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited liquidity, the factors may not result in pro rata allocations or may result in situations where certain funds receive allocations where others do not.

Pursuant to the Administration Agreement, which is a wholly-owned subsidiary of Fifth Street Management, FSC CT furnishes the Company with the facilities, including its principal executive offices, and administrative services necessary to conduct its day-to-day operations. The Company pays FSC CT for overhead and other expenses incurred by FSC CT in performing its obligations under the Administration Agreement, including rent at market rates and the compensation of the Company’s chief financial officer and chief compliance officer and their respective staffs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own 10% or more of the Company common stock, to file reports of ownership and changes in ownership of its equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the fiscal year ended September 30, 2015, except that a Form 3 for Sandeep Khorana was filed late and a Form 4 for James Castro-Blanco was filed late, each due to an administrative oversight.

Corporate Governance

Corporate Governance Documents

We maintain a corporate governance webpage at the “Corporate Governance” link under the “Investor Relations” link at http://fsc.fifthstreetfinance.com.

Our Corporate Governance Policies, Code of Business Conduct and Ethics, Code of Ethics and the Board Committee charters are available at the above websites and are also available to any stockholder who requests them by writing to Kerry S. Acocella, Secretary, Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Director Independence

In accordance with rules of NASDAQ, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has materially changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the NASDAQ listing rules. Section 5605 provides that a director of a business development company shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Berman, Dimitrov, Khorana, and Owens. Messrs. Berman, Dimitrov, Khorana and Owens are interested persons due to their positions at our investment adviser or at the Company.

Evaluation

The Company’s directors perform an evaluation, no less frequently than annually, of the effectiveness of the Board and its committees. This evaluation includes Board and Board committee discussions.

Communications with Directors

Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Company’s Audit Committee. Appropriate personnel of the Company will review and sort through communications before forwarding them to the addressee(s).

Board Meetings and Committees

The Board met nine times during fiscal year 2015. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member of the Board or such committee, as applicable. The Board’s standing committees are described below. Our directors are encouraged to attend each annual meeting of stockholders. Three of FSC’s directors attended FSC’s 2015 annual meeting of stockholders in person.

Audit Committee

The Company’s Audit Committee is responsible for selecting, engaging and discharging the Company’s independent accountants, reviewing the plans, scope and results of the audit engagement with its independent accountants, approving professional services provided by its independent accountants (including compensation thereof), reviewing the independence of its independent accountants and reviewing the adequacy of its internal control over financial reporting, as well as establishing guidelines and making recommendations to its Board regarding the valuation of its loans and investments.

The members of the Audit Committee of FSC are Messrs. Castro-Blanco, Dunn, Dutkiewicz, Haney and Ray, each of whom is not an interested person of FSC as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Dutkiewicz serves as the Chairman of FSC’s Audit Committee. The Board has determined that Mr. Dutkiewicz is an “audit committee financial expert” as defined under SEC rules. FSC’s Audit Committee met ten times during the 2015 fiscal year.

The charter of FSC’s Audit Committee is available in print to any stockholder who requests it and is also available on FSC’s website at http://fsc.fifthstreetfinance.com.

Compensation Committee

The Company’s Compensation Committee is responsible for reviewing and approving the reimbursement by the Company of the compensation of its chief financial officer and chief compliance officer and their staffs.

The current members of FSC’s Compensation Committee are Messrs. Castro-Blanco, Dutkiewicz and Ray, each of whom is not an interested person of FSC as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Ray serves as the chairman of FSC’s Compensation Committee. As discussed below, none of FSC’s executive officers are directly compensated by FSC. FSC’s Compensation Committee met once during the 2015 fiscal year.

The charter of the Compensation Committee is available in print to any stockholder who requests it and is also available on FSC’s website at http://fsc.fifthstreetfinance.com.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee is responsible for determining criteria for service on the Board, identifying, researching and nominating directors for election by its stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of management.

The members of FSC’s Nominating and Corporate Governance Committee are Messrs. Castro-Blanco, Dunn and Haney, each of whom is not an interested person of FSC as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Dunn serves as the chairman of FSC’s Nominating and Corporate Governance Committee. FSC’s Nominating and Corporate Governance Committee met twice during the 2015 fiscal year.

The charter of FSC’s Nominating and Corporate Governance Committee is available in print to any stockholder who requests it and is also available on FSC’s website at http://fsc.fifthstreetfinance.com.

The Company’s Nominating and Corporate Governance Committee considers qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with FSC’s bylaws, and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination for the Board by writing to: Board of Directors, Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. When submitting a nomination for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of Company common stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

In evaluating director nominees, the Company’s Nominating and Corporate Governance Committee considers the following factors:

•	the appropriate size and composition of the Board;
•	its needs with respect to the particular talents and experience of its directors;
•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•	the capacity and desire to serve as a member of the Board and to represent the balanced, best interests of its stockholders as a whole;
•	experience with accounting rules and practices; and
•	the desire to balance the considerable benefit of continuity with the periodic addition of the fresh perspective provided by new members.

The Company’s Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings it a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Company’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the Company’s best interests and those of its stockholders. The Company’s Nominating and Corporate Governance Committee also believes it appropriate for certain key members of its management to participate as members of the Board. The Company’s Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership.

The Company’s Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Company’s Nominating and Corporate Governance Committee and Board review and discuss for nomination the individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. We have not engaged third parties to identify or evaluate or assist in identifying potential nominees to the Board.

The Board, including the Independent Directors, unanimously recommended that Todd G. Owens, Richard P. Dutkiewicz and Douglas F. Ray be nominated for election to the Board. The Board, including the Independent Directors, unanimously determined that the Board recommending the nominees put forth by RiverNorth for election to the Board would not be in the best interest of the Company.

Co-Investment Committee

The Company’s Co-Investment Committee is responsible for reviewing and approving certain co-investment transactions under the conditions of the exemptive order we received from the SEC.

The current members of FSC’s Co-Investment Committee are Messrs. Dunn, Castro-Blanco, Dutkiewicz and Ray each of whom is not an interested person of FSC as defined in the 1940 Act and is independent for purposes of the NASDAQ Listing Rules. Mr. Dunn serves as the chairman of FSC’s Co-Investment Committee. FSC’s Co-Investment Committee met thirty-two times during the 2015 fiscal year.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics which applies to, among others, executive officers, including the Company’s principal executive officer and principal financial officer, as well as every officer, director and the investment personnel of the Company. Requests for copies should be sent in writing to Kerry S. Acocella, Chief Compliance Officer, Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. The Code of Business Conduct and Ethics is also available at http://fsc.fifthstreetfinance.com.

If the Company makes any substantive amendment to, or grants a waiver from, a provision of the Code of Business Conduct and Ethics, the Company will promptly disclose the nature of the amendment or waiver on its website at http://fsc.fifthstreetfinance.com.

Executive Compensation

The Company’s executive officers do not receive direct compensation from the Company. The compensation of the principals and other investment professionals of our investment adviser are paid by FSC CT, our administrator. Further, the Company is prohibited under the 1940 Act from issuing equity incentive compensation, including stock options, stock appreciation rights, restricted stock and stock, to its officers or directors, or any employees it may have in the future. Compensation paid to the chief financial officer and chief compliance officer and their staffs and other support personnel is set by our administrator, FSC CT, and is subject to reimbursement by the Company of such compensation for services rendered to it.

During fiscal year 2015, FSC reimbursed FSC CT approximately $[•] million for compensation expenses incurred by FSC CT on behalf of FSC’s chief financial officer, chief compliance officer and other support personnel, pursuant to its Administration Agreement.

Director Compensation

The following table sets forth compensation of the Company’s directors for the fiscal year ended September 30, 2015:

Name	Fees Earned or Paid in Cash(1)(2)	Total
Interested Directors
Bernard D. Berman	—	—
Ivelin M. Dimitrov	—	—
Sandeep K. Khorana
Todd G. Owens	—	—
Independent Directors:
James Castro-Blanco	$136,200	$136,200
Brian S. Dunn	$172,500	$172,500
Richard P. Dutkiewicz	$148,700	$148,700
Byron J. Haney	$125,000	$125,000
Douglas F. Ray	$138,800	$138,800

(1)	For a discussion of the Company’s Independent Directors’ compensation, see below.
(2)	The Company does not maintain a stock or option plan, non-equity incentive plan or pension plan for its directors.

For the fiscal year ended September 30, 2015, the Independent Directors received an annual retainer fee of $90,000, payable once per year to Independent Directors that attend at least 75% of the meetings held the previous fiscal year. In addition, the Independent Directors received $2,500 for each Board meeting in which the director attended in person and $1,000 for each Board meeting in which the director participated other than in person, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting. The Independent Directors also received $1,000 for each Board committee meeting in which they attended in person and $500 for each Board committee meeting in which they participated other than in person, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending a committee meeting not held concurrently with a Board meeting. The Independent Directors serving on FSC’s Co-Investment Committee, which is responsible for reviewing and approving certain co-investment transactions under the conditions of the exemptive order we received from the SEC, also received $500 for each Co-Investment Committee meeting in which they attended in person and $300 for each Co-Investment Committee meeting in which they participated other than in person plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Co-Investment Committee meeting not held concurrently with a Board meeting. Messrs. Berman, Castro-Blanco and Dunn are members of the 2016 Annual Meeting Committee, which is responsible for various administrative matters relating to the Annual Meeting. Messrs. Castro-Blanco and Dunn will each receive a one-time retainer of $5,000 for their service on the 2016 Annual Meeting Committee.

In addition, the chairman of the Audit Committee of FSC received an annual retainer of $15,000, the chairman of the Nominating and Corporate Governance Committee and the Compensation Committee of FSC each received an annual retainer of $5,000 and the chairman of the Co-Investment Committee received an annual retainer of $25,000. No compensation was paid to directors who are interested persons of FSC as defined in the 1940 Act.

PROPOSAL 2 — RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR

Upon the recommendation of the Audit Committee of the Board, the Board has appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, subject to ratification by the Company’s stockholders.

It is expected that a representative of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Independent Auditor’s Fees

The following table presents fees for professional services rendered by PwC for the fiscal years ended September 30, 2015 and 2014.

	2015		2014
Audit Fees	$	[•]	$1,053,000
Audit-Related Fees	$	[•]	$135,000
Aggregate Non-Audit Fees:
Tax Fees	$	[•]	$106,300
All Other Fees		$—	—
Total Aggregate Non-Audit Fees	$	[•](1)	$106,300	(2)
Total Fees	$	[•]	$1,294,000

(1)	Non-audit fees represent [•]% of total fees.
(2)	Non-audit fees represent 8.1% of total fees.

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance.

All Other Fees.  All other fees would include fees for products and services other than the services reported above.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

The Board unanimously recommends a vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2016.

Audit Committee Report

The following is the report of the Audit Committees with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2015.

As part of its oversight of the Company’s financial statements, the Company’s Audit Committee reviewed and discussed with both management and its independent registered public accounting firm all of the Company’s financial statements filed with the SEC for each quarter during fiscal year 2015 and as of and for the fiscal year ended September 30, 2015. Company management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. The Company’s Audit Committee discussed with its independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, (Communication with Audit Committees), as adopted by the Public Company Accounting Board in Rule 3200T. The independent registered public accounting firm also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the subject of independence with the independent registered public accounting firm.

The Company’s Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by PwC, the Company’s independent registered public accounting firm. Pursuant to the policies, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committees does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

The Company’s Audit Committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the Company’s and Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the fiscal year ended September 30, 2015, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, for filing with the SEC. The Audit Committee also recommended to the Board the selection of PwC to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2016.

Richard P. Dutkiewicz, Chairman
James Castro-Blanco, Member
Brian S. Dunn, Member
Byron J. Haney, Member
Douglas F. Ray, Member

PROPOSAL 3 — BINDING PROPOSAL PUT FORTH BY RIVERNORTH TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT WITH FIFTH STREET MANAGEMENT

RiverNorth has notified the Company that RiverNorth intends to present the following proposal to stockholders at the Annual Meeting.

RESOLVED, that the stockholders of the Company hereby approve the termination of the Second Amended and Restated Investment Advisory Agreement, dated as of May 2, 2011, by and between Fifth Street Finance Corp. and Fifth Street Management, in accordance with the provisions of Section 9 thereof.

The Board unanimously recommends that FSC stockholders vote “AGAINST” the binding proposal put forth by RiverNorth to terminate the Investment Advisory Agreement with Fifth Street Management.

Fifth Street Management is a registered investment adviser under the Investment Advisers Act of 1940, that is partially and indirectly owned by FSAM. FSC has entered into an investment advisory agreement with Fifth Street Management, and Fifth Street Management currently serves as FSC’s investment adviser.

FSC stockholders benefit from a robust annual review of the investment advisory arrangements with Fifth Street Management. In accordance with the requirements of the 1940 Act, the Board reviews on an annual basis whether the terms of the Investment Advisory Agreement between FSC and its investment adviser are fair in light of the services provided by the investment adviser. In other words, the Board considers whether the terms are fair and reasonable in relation to the services rendered. Specifically, the 1940 Act does not require that the Board engage in a request for proposal (RFP) or other similar process in connection with this annual review or to engage the asset manager that offers the lowest cost fee structure. Following the most recent annual review process in January 2016, the Company entered into the Third Amended and Restated Investment Advisory Agreement, which permanently reduced the base management fee payable to Fifth Street Management on gross assets, excluding cash and cash equivalents, from 2.00% to 1.75%, effective as of January 1, 2016.

Based on the considerations described below, the Board, including all of the Independent Directors, concluded that the Third Amended and Restated Investment Advisory Agreement is fair and reasonable in relation to the services provided.

Overview

FSAM, through Fifth Street Management, has a strong 17-year track record of creating value as a leading middle-market credit-focused asset manager with proprietary origination capabilities, strong underwriting and portfolio management expertise. Fifth Street Management’s nationwide origination strategy and established platform are supported by nearly 80 professionals across locations in Greenwich, CT, Chicago, IL and San Francisco, CA. The Board firmly believes that Fifth Street Management is the right investment advisor for FSC, and Fifth Street Management has shown itself to be a prudent credit manager through multiple business cycles. For example, Fifth Street Management:

•	invested over $7 billion through Fifth Street Management’s history;
•	proactively rotated FSC out of energy during 2013 and early 2014, with the result that FSC’s energy exposure as of December 31, 2015 was only 1.7% — one of the lowest among peers;
•	avoided CLO equity exposure and sold FSC’s only owned finance company;
•	built a conservative portfolio with 81% of FSC’s assets in senior secured loans, 78% in floating rate loans, net PIK income of only 4.2% of total investment income and accumulated PIK interest of $53.4 million, or 2.3%, of the fair value of FSC’s portfolio of investments;[1]
•	since FSC’s initial public offering, generated 25% cumulative return for FSC from net asset value plus dividends; and

[1]	As of December 31, 2015.

•	maintains active involvement with the credits in FSC’s portfolio, including direct relationships with the private equity owners and the management teams, and exercising FSC’s rights to attend board meetings for the vast majority of its investments.

In addition, during the fiscal year ended September 30, 2015 and continuing through the first quarter of fiscal year 2016, Fifth Street Management reduced FSC’s financial leverage, and FSC has operated within the targeted leverage range of 0.6 – 0.8x debt-to-equity (excluding debentures issued by the FSC SBA Qualified Subsidiaries) for the last four calendar quarters of 2015, positioning FSC to potentially take advantage of the current credit dislocation. Furthermore, to improve operating flexibility, FSC reset its dividend to a reduced level that it should meet or exceed on a quarterly basis, which it has covered on a per share basis for four successive quarters. The Board is confident that Fifth Street Management has a clear strategic plan to enhance stockholder value, which is to maximize the FSC’s portfolio’s total return by generating current income from its investments while seeking to preserve its capital.

The Board and the management team remain focused on delivering consistent results and executing on strategic priorities all while maintaining a dynamic capital allocation strategy. As part of our efforts to reduce the difference between the price of the Company common stock and net asset value, in the past six months alone, the Company has repurchased $20 million worth of shares and, on November 30, 2015, approved a $100 million share repurchase authorization, which the Company intends to execute upon during the quarter ending March 31, 2016. The Board remains committed to enhancing stockholder value and is confident that it has the correct investment adviser in place to do so.

Fifth Street Management has been a prudent credit manager through many cycles, having invested over $7 billion through its history. Most recently, as noted above, this has been demonstrated by Fifth Street Management’s proactive decision to decrease leverage, rotate FSC out of energy and rotate into senior secured debt. When compared to publicly-traded externally managed business development companies with market capitalizations over $500 million as of December 4, 2015, FSC has a higher proportion of senior secured debt (81% vs. 76%) and one of the lowest exposures to energy (1.7% vs. 7.6%).2 Since FSC’s initial public offering on June 17, 2008 through September 30, 2015, FSC’s net asset value decline has been consistent with the 30.3% average decline for all externally managed publicly-traded business development companies that were public at that time.3

For the reasons discussed in this section of this proxy statement, FSC stockholders strongly benefit from the services, experiences and resources of the current investment adviser, Fifth Street Management, and there

[2]	Median portfolio composition for AINV (Apollo Investment Corp.), ARCC (Ares Capital Corporation), BKCC (Blackrock Capital Investment Corporation), FSIC (FS Investment Corporation), GBDC (Golub Capital BDC, Inc.), GSBD (Goldman Sachs BDC, Inc.), NMFC (New Mountain Finance Corporation), PNNT (PennantPark Investment Corporation), PSEC (Prospect Capital Corporation), SLRC (Solar Capital Ltd.), TCPC (TCP Capital Corp.) and TSLX (TPG Specialty Lending, Inc.). This peer group consists of externally managed, publicly traded business development companies with market capitalizations over $500 million (PNNT’s market capitalization has recently dropped below such threshold; however, because the comparison was as of a certain point of time, PNNT was not excluded from the comparison).
[3]	This peer group is comprised of all externally managed publicly traded business development companies (excluding FSC) that were publicly traded at the time of FSC’s initial public offering on June 17, 2008, in order to provide an accurate comparison as such companies experienced the same business cycle as FSC. ARCC (Ares Capital Corporation)’s net asset value is adjusted to exclude the per share impact of related gains ($2.61) from ALD (Allied Capital Corporation) acquisition ($2.61). The members of this peer group are: AINV (Apollo Investment Corp.) ($1,158*), ARCC (Ares Capital Corporation) ($3,929*), BKCC (Blackrock Capital Investment Corporation) ($634*), GAIN (Gladstone Investment Corporation) ($195*), GLAD (Gladstone Capital Corporation) ($137*), MVC (MVC Capital, Inc.) ($158*), OHAI (OHA Investment Corporation) ($62*), PNNT (PennantPark Investment Corporation) ($364*), PSEC (Prospect Capital Corporation) ($1,772*), SAR (Saratoga Investment Corp.) ($76*) and TICC (TICC Capital Corp.) ($291*).
*	Represents the approximate market capitalization (in millions) as of the close of trading on the applicable exchange on February 9, 2016.

is an important continuing service to be provided to FSC stockholders by maintaining Fifth Street Management as the Company’s investment adviser, subject to continued 1940 Act annual reviews.

Investment Advisory Fees; Section 15(c) Review

The Board notes that stockholders benefit from a robust annual review process of the investment advisory arrangements with Fifth Street Management under the 1940 Act. This review process was most recently completed in January 2016. In accordance with the requirements of the 1940 Act, the Board reviews on an annual basis whether the fees to be charged under the Investment Advisory Agreement between FSC and its investment adviser, Fifth Street Management, are fair in light of the services provided by the investment adviser. In other words, the Board considers whether the fees are reasonable in relation to the services rendered. Specifically, the 1940 Act does not require that the Board engage in a request for proposal (RFP) or other similar process in connection with this annual review or to engage the asset manager that offers the lowest cost fee structure.

At an in-person meeting held on January 19, 2016, the Board of FSC, including all of the Independent Directors, unanimously approved the entry by FSC on such date into a Third Amended and Restated Investment Advisory Agreement with Fifth Street Management. The Third Amended and Restated Investment Advisory Agreement reduces the base management fee payable to Fifth Street Management on gross assets, excluding cash and cash equivalents, from 2.00% to 1.75%, effective as of January 1, 2016. The other terms of FSC’s existing investment advisory relationship with Fifth Street Management remain unchanged.

Prior to the approval of the Third Amended and Restated Investment Advisory Agreement, the Board engaged in a thorough evaluation of FSC’s investment advisory relationship with Fifth Street Management. In anticipation of an in-person Board meeting held on January 14, 2016, the Independent Directors worked closely with their independent counsel, with whom they held several meetings without participation of representatives of Fifth Street Management or the interested directors, in the review of materials furnished by Fifth Street Management. At an in-person meeting of the Board held on January 14, 2016, the Board reviewed these materials. As a result of such meeting, it was proposed, subject to approval of the FSAM board of directors, to permanently reduce the base management fee payable to Fifth Street Management on gross assets, excluding cash and cash equivalents, from 2.00% to 1.75%, effective as of January 1, 2016. The Independent Directors agreed to adjourn the meeting to continue their discussion of the Company’s investment advisory relationship with Fifth Street Management.

The Independent Directors subsequently requested additional materials from Fifth Street Management, including with respect to the amount of incentive fees that would have been paid to Fifth Street Management under several different incentive fee constructs during the fiscal years ended September 30, 2013, 2014 and 2015 and met again with their independent counsel without participation of representatives of Fifth Street Management or the interested directors to consider the Company’s investment advisory relationship with Fifth Street Management. The Board reconvened at an in-person meeting on January 19, 2016 to continue its deliberations. Following these deliberations and with approval of the arrangements by the FSAM board of directors, the Board, including all of the Independent Directors, (1) agreed to the permanent reduction in the base management fee payable to Fifth Street Management on gross assets, excluding cash and cash equivalents, from 2.00% to 1.75%, effective as of January 1, 2016, (2) approved the entry by FSC on such date into the Third Amended and Restated Investment Advisory Agreement and (3) concluded that the amended investment advisory fee rates are reasonable in relation to the services to be provided by Fifth Street Management. As part of such approval, the Board noted that they will continue to monitor broader market events.

The review by the Board of FSC’s investment advisory relationship with Fifth Street Management included a robust evaluation of:

•	the nature, extent and quality of services to be performed by the investment adviser;
•	the investment performance of FSC and that of its portfolio managers with other investment portfolios with similar strategies to FSC;
•	the anticipated costs of providing services to FSC;

•	the anticipated profitability of the relationship between FSC and the investment adviser;
•	comparative information on fees and expenses borne by other comparable business development companies and, as applicable, advised accounts;
•	comparative business development company performance and other competitive factors;
•	the extent to which economies of scale have been realized as FSC has grown; and
•	whether proposed fee levels reflect these economies of scale for the benefit of FSC’s investors.

No single factor was determinative of the decision of the Board to approve the Third Amended and Restated Investment Advisory Agreement. Rather, consistent with applicable law and guidance from the federal courts, the Board based its determination to approve the Third Amended and Restated Investment Advisory Agreement on the total mix of information available to it.

In connection with its analysis of the comparative fees, the Board was presented with information regarding the base management and incentive fees paid by eleven other business development companies determined by Fifth Street Management to be comparable to FSC based primarily on investment objectives and total asset size. The peer group used in the Board’s 2016 review of the investment advisory relationship under the 1940 Act consisted of Apollo Investment Corporation, Ares Capital Corporation, BlackRock Capital Investment Corporation, FS Investment Corporation, Medley Capital Corporation, New Mountain Finance Corporation, PennantPark Investment Corporation, Prospect Capital Corporation, Solar Capital Ltd., TCP Capital Corp. and TPG Specialty Lending, Inc. The Board annually reviews the appropriateness of the peer group selection and makes adjustments, if appropriate, in connection with each annual review. As part of the Board’s January 2016 review process, four additional business development companies were added to the peer group (Blackrock Capital Investment Corporation, Medley Capital Corporation, Solar Capital Ltd. and TCP Capital Corp.).

As part of its review, the Board noted that as of December 31, 2015:

•	a base management fee of 1.75% (excluding cash and cash equivalents) would represent the median of the management fees paid to the investment advisers of the peer group, which range from 1.50% to 2.00%, with four of the eleven peer companies paying a base management fee of 2.00%;
•	FSC’s hurdle rate of 8.00% on the net investment income portion of the incentive fee was 1.00% higher than the median of the peer companies, meaning that among this peer group FSC has to deliver higher returns on net investment income than eight of the peer companies in order to earn income-based incentive fees;
•	based on FSC’s 1.75% base management fee, FSC’s pro forma expense ratio, as a percentage of FSC’s assets, was the median of the peer group; and
•	no member of the peer group had a high water mark (except for FS Investment Corporation) or a total return hurdle (except for TCP Capital Corp.).

These comparative data assisted the Board in assessing the fairness and reasonableness of the management and incentive fees to be paid to Fifth Street Management. The Board noted that the weighted average annual yield of FSC’s debt investments was 10.8% as of September 30, 2015, which was consistent with the peer group’s median of 10.9%, but that FSC achieved this yield with more limited exposure to the higher risk energy sector, highly-leveraged products, such as equity investments in collateralized loan obligations, and certain other investments in assets other than eligible portfolio companies. Further, the Board noted that since January 2010, FSC shares had generated a total return, assuming reinvestment of dividends, of approximately 12%, which was in line with the peer group, with the exception of the four top performers. In addition, representatives of Fifth Street Management noted that FSC had worked to reduce its leverage over the last four quarters in order to position FSC for anticipated market changes.

The Board also considered that FSC’s debt investments require negotiation of strong protections, including default penalties, information rights, board observation rights and affirmative, negative and financial covenants, such as lien protection and prohibitions against change of control and that associated negotiations require significant amounts of time and attention of Fifth Street Management’s investment professionals. As part of this consideration, the Board made inquiries of representatives of Fifth Street Management about the origination platforms of other members of the peer group. The Board discussed that business development companies with lower base management fees typically invest in lower yielding or more senior assets or assets acquired in the secondary market, all of which typically require less time and attention on the part of an investment adviser’s investment professionals, and that such a lower fee structure might not allow for Fifth Street Management to provide an appropriate level of services and/or talented investment personnel to FSC. The Board also discussed at length how the 8.00% hurdle rate is a meaningful performance hurdle in the current low interest rate environment and reviewed information regarding the amount of incentive fees that would have been paid to Fifth Street Management under several different incentive fee constructs during the fiscal years ended September 30, 2013, 2014 and 2015.

Potential Material Adverse Effects of RiverNorth Binding Proposal

Event of Default Under Company Indebtedness

As of December 31, 2015, FSC had a total of $385.3 million outstanding under two credit facilities, with (i) $341.51 million outstanding under the Amended and Restated Senior Secured Revolving Credit Agreement with certain lenders party thereto from time to time and ING Capital LLC, as administrative agent (the “ING Facility”), and (ii) $43.8 million outstanding under the Loan and Servicing Agreement with certain lenders party thereto from time to time and Sumitomo Mitsui Banking Corporation, as administrative agent (the “Sumitomo Facility”). These credit facilities are subject to events of default that are customarily included at the request of lenders in similar credit facilities that are underwritten to business development companies, including events of default relating to the Investment Advisory Agreement. The ING Facility and the Sumitomo Facility are publicly available and are incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Specifically, absent a valid waiver or amendment, the termination of the Investment Advisory Agreement would constitute a “change of control” that would result in an event of default under the Sumitomo Facility. In addition, absent a valid waiver or amendment, the termination of the Investment Advisory Agreement would result in an event of default under the ING Facility, unless (i) Fifth Street Management is immediately replaced with an investment advisor reasonably satisfactory to ING and other lenders in accordance with the terms of the ING Facility or (ii) the Company elects to become an internally managed fund. RiverNorth has not identified an alternative investment advisor and there can be no assurance that any such alternative investment advisor would be reasonably satisfactory to ING and such other lenders. In addition, the process of hiring persons to become an internally managed fund would take time and could cause disruption to FSC, and there is no assurance that adequate personnel would be available to be hired.

Even if the Company elected to become an internally managed fund, the termination of the Investment Advisory Agreement may lead to the occurrence of a “key person departure event” that could result in a further event of default under the ING Facility. A termination of the Investment Advisory Agreement could lead to a termination of the Administration Agreement. If the Administration Agreement is terminated, certain current FSC principals (i.e., each of Bernard Berman and Ivelin Dimitrov) would no longer be actively involved in FSC’s operations, which would result in a “key person departure event” under the terms of the ING Facility. An event of default under the ING Facility will then result unless such persons are replaced within 120 days with officers of FSC that are reasonably acceptable to ING and other lenders in accordance with the terms of the ING Facility. In addition, the process of hiring such officers would take time and could cause disruption to FSC, and there is no assurance that qualified personnel would be available to be hired or that the terms or conditions of such arrangements would be acceptable to the Company.

Moreover, since each of the ING Facility and the Sumitomo Facility contains a customary cross-default provision, the occurrence of an event of default under one of the facilities will result in an immediate event of default under the other absent a valid waiver or amendment. In addition, if the lenders under either of the ING Facility or the Sumitomo Facility exercise their right to cause amounts due thereunder to become immediately due and payable after the occurrence of an event of default, then an event of default may result under each of the 5.375% Senior Convertible Notes due April 1, 2016 (“Convertible Notes”), of which $115 million are outstanding as of December 31, 2015, and the 4.875% Senior Notes due March 1, 2019 (the “2019 Notes”), of which $249.1 million are outstanding as of December 31, 2015. The Convertible Notes and the 2019 Notes

are publicly available and are incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Absent a valid waiver or amendment from the counterparties to each facility, an event of default under either the ING Facility or the Sumitomo Facility would result in material adverse effects on FSC, including (i) reducing or eliminating the ability of FSC to draw any additional amounts under such facilities, (ii) an automatic increase of the applicable interest rates under each facility to enhanced default rates of interest and (iii) allowing the administrative agent and the lenders under each facility to cause amounts due under each facility to become immediately due and payable. As described above, the occurrence of an event of default under either of the Convertible Notes or the 2019 Notes would permit the noteholders of such notes to cause amounts due thereunder to become immediately due and payable, which would have further material adverse effects on FSC.

Change of Control Under SBA Regulations

The FSC SBA Qualified Subsidiaries are subject to regulation and oversight by the SBA, including requirements with respect to maintaining certain minimum financial ratios and other covenants and a prohibition of completing certain “change of control” actions without prior SBA approval.

FSC serves as the investment adviser and manager to each of the FSC SBA Qualified Subsidiaries and wholly-owned subsidiaries of FSC serve as general partner to the FSC SBA Qualified Subsidiaries. The investment advisory agreements between FSC and each of the FSC SBA Qualified Subsidiaries provide that the officers of FSC include certain specified individuals (Leonard M. Tannenbaum and Bernard D. Berman) who cannot be changed without the prior written consent of the SBA. These individuals and certain other employees of Fifth Street Management also serve as managers of the general partner of each of the FSC SBA Qualified Subsidiaries. Because of the structure of the FSC SBA Qualified Subsidiaries, any person who will serve as an officer, director or manager of the general partners must be approved in advance by the SBA in accordance with 13 CFR § 170.160. The individuals who serve in these various capacities have indicated that they will resign from their respective positions with FSC and the general partners in the event of any termination of the Investment Advisory Agreement, thereby leaving the FSC SBA Qualified Subsidiaries in violation of their investment advisory agreements with FSC and without the services of individuals previously approved by the SBA. This would result in the members of the Board having de-facto control of FSC SBA Qualified Subsidiaries within the meaning of 13 CFR § 107.50, which requires prior approval of the SBA under 13 CFR § 107.410. Failure to adhere to the requirements of the investment advisory agreements and applicable SBA regulations could cause the SBA to limit or prohibit the FSC SBA Qualified Subsidiaries’ use of SBA-guaranteed debentures, declare outstanding debentures immediately due and payable, and/or limit them from making new investments. Were the SBA to determine these actions to be willful or to otherwise represent the repeated failure to observe the requirements of the Small Business Investment Act of 1958, as amended, and associated regulations it could institute proceedings for the appointment of the SBA or its designee as receiver under Section 311(c) of the Small Business Investment Act of 1958, as amended. Any of these actions by the SBA would, in turn, negatively affect the Company because lower-cost SBA leverage is a significant part of the Company’s capital base and the relative cost of debt capital may be lower than many of the Company’s competitors. In addition, SBIC leverage represents a stable, long-term component of the Company’s capital structure that should permit the proper matching of duration and cost compared to the Company’s portfolio investments which would no longer be available to the FSC SBA Qualified Subsidiaries. As of December 31, 2015, FSC SBA Qualified Subsidiaries had $225.0 million of SBA-guaranteed debentures outstanding. Failure to obtain required SBA approvals and any resulting SBA action could result in further events of default under the ING Facility through acceleration of the SBA-guaranteed debentures. In addition, there is no assurance that any potential replacements for such specified individuals (Leonard M. Tannenbaum and Bernard D. Berman) of Fifth Street Management serving in these capacities would be approved by the SBA.

Negative Effect on Joint Venture with Kemper Corporation

The Company and a subsidiary of Kemper Corporation (“Kemper”) co-invest through a non-consolidated limited liability company, Senior Loan Fund JV I, LLC (“SLF JV I”). SLF JV I is managed by a four member board of directors, two of whom are selected by the Company and two of whom are selected by Kemper (with approval of an equal number of members selected by each partner required for authorization of actions), and all portfolio decisions must be approved by its investment committee consisting of one representative of the Company and one representative of Kemper (with approval of each required). Although Kemper has no affirmative right to terminate SLF JV I solely upon a termination of the Investment Advisory Agreement, the Company believes there is a material risk SLF JV I could be adversely affected upon any such termination because Kemper may determine to decline to approve any new investments presented by the Company through SLF JV I in the event that Fifth Street Management is no longer the investment advisor to FSC, thereby effectively causing SLF JV I to commence liquidation.

Additionally, SLF JV I has a senior revolving credit facility with Deutsche Bank AG, New York Branch (“Deutsche Bank Facility”) with a stated maturity date of July 1, 2019, which permitted up to $200.0 million of borrowings, and a senior revolving credit facility with Credit Suisse AG, Cayman Island Branch (“Credit Suisse Facility”) with a stated maturity date of July 7, 2023, which permitted up to $200.0 million of borrowings. As of December 31, 2015, $188.6 million was outstanding under the Deutsche Bank Facility and $46.5 million was outstanding under the Credit Suisse Facility.

In the event that the Investment Advisory Agreement was terminated and such termination were to lead to material adverse effect on the operation of the borrowers or SLF JV I, an event of default could arise under the Deutsche Bank Facility and the Credit Suisse Facility. There is no assurance that such a material adverse effect would occur. Absent a valid waiver or amendment, an event of default under any such facility would permit the lender to cause such indebtedness to become immediately due and payable. However, the acceleration of such indebtedness would not result in recourse against the assets of FSC or its subsidiaries, but FSC’s interest in SLF JV I may be impaired by such an acceleration. In such circumstances, SLF JV I may be unable to re-finance or repay such amounts.

Potential Amendments or Waivers of Debt

The Board and FSC’s management continually monitor FSC’s outstanding debt and may, at the appropriate time and depending on the facts and circumstances then existing, authorize management to discuss waivers and/or amendments with the debt counterparties and to begin discussions with alternative financing sources regarding the possibility of refinancing all or a portion of the outstanding debt of FSC. In addition, the Board of Directors of SLF JV I continually monitors SLF JV I’s outstanding debt and may, at the appropriate time and depending on the facts and circumstances then existing, begin discussions of waivers and/or amendments with the debt counterparties and to begin discussions with alternative financing sources regarding the possibility of refinancing all or a portion of the outstanding debt of SLF JV I. However, there can be no assurance that FSC or SLF JV I would be able to obtain a waiver or amendment to avoid an event of default under one or more of the ING Facility, the Sumitomo Facility, the Deutsche Bank Facility or the Credit Suisse Facility, as applicable, that the cost of such waiver or amendment would not be materially adverse to the business of FSC or SLF JV I, as applicable, or as to the feasibility of alternative financing (including the ability of FSC or SLF JV I to refinance or repay the amounts that would become due if the amounts under such credit facilities, the Convertible Notes or the 2019 Notes become immediately due and payable).

As of February [•], 2016, neither the Company nor SLF JV I had approached any counterparties regarding an amendment or waiver with respect to any credit facility of the Company or SLF JV I or taken any action to obtain alternative financing to replace the existing indebtedness.

The Company had $95.2 million in cash, cash equivalents and restricted cash as of December 31, 2015.

Loss of Co-Investment Opportunities

FSC received exemptive relief on September 9, 2014 from the SEC allowing it to participate in negotiated co-investment transactions, subject to the conditions of the relief granted by the SEC, with certain affiliates, each of whose investment adviser is Fifth Street Management, or an investment adviser controlling, controlled by or under common control with Fifth Street Management, in a manner consistent with FSC’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, and pursuant to the conditions to the exemptive relief. Pursuant to the co-investment exemptive relief received by the Company, all purchases pursuant to the exemptive relief are required to be disposed of pursuant to the exemptive relief. The exemptive relief is premised on FSAM being the investment adviser to the Company. If FSAM is no longer the investment adviser to the Company and if the Company holds the same investments as other funds that are advised by the same investment adviser (or affiliated investment adviser) as the Company, the Company would be unable to dispose of such investments without obtaining further exemptive relief. Although any new investment adviser to the Company could apply for exemptive relief with respect to the Company and other funds managed by such investment adviser and its affiliates, the process associated with obtaining such exemptive relief regularly takes in excess of nine months and there are no assurances such relief would be granted.

If FSC is not able to rely on the existing exemptive relief or obtain further exemptive relief: (i) FSC would not be able to dispose of certain investments held by other funds under common control with FSC, (ii) FSC could lose some investment opportunities if its investment adviser cannot provide “one-stop” financing to a potential portfolio company; (iii) portfolio companies may reject an offer of funding arranged by FSC or any new investment adviser to FSC due to FSC’s inability to commit the full amount of financing required by the portfolio company in a timely manner (i.e., without the delay that typically would be associated with obtaining single-transaction exemptive relief from the Commission); (iv) FSC will likely be required to forego suitable investment opportunities because its individual or aggregate investment limits would require the investment adviser to arrange a syndication with unaffiliated entities; and (v) without the assets of the other co-investment affiliates available for a co-investment, there will likely be a decrease in the number of opportunities accessible to FSC in its target investment size.

Loss of Administrative Services and Fifth Street Name

In addition, the termination of the Investment Advisory Agreement could lead to the termination of management and administrative services to the Company, including the loss of access to all administrative personnel, which would cause substantial disruption to the Company’s business and operations. In addition, the termination of the Investment Advisory Agreement would result in termination of the Company’s non-exclusive, royalty-free license to use the name “Fifth Street.” Under this license agreement, the Company has a right to use the “Fifth Street” name for so long as Fifth Street Management or one of its affiliates remains its investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Fifth Street” name. Changing the name of FSC would (i) require a rebranding of the Company with the attendant potential to lose brand recognition and market confidence and (ii) require the Company to hold a meeting of stockholders to change the name, which would be disruptive and costly, even if such meeting were held in conjunction with a meeting of stockholders to select a new investment advisor.

Negative Effect on Day-to-Day Operations

If RiverNorth’s binding proposal is approved, the Company would be required to provide 60 days’ advance notice to Fifth Street Management of termination. Any new advisory contract to be entered into by the Company requires the approval of (i) the Board (including a majority of the Independent Directors) and (ii) a majority of the Company common stock. For these purposes, as required by the 1940 Act, the vote of a “majority” of the outstanding Company common stock means the affirmative vote of (a) sixty-seven percent (67%) or more of the shares of Company common stock present at such meeting, if the holders of more than fifty-percent (50%) of the outstanding shares of Company common stock are present or represented by proxy or (b) more than fifty-percent (50%) of the outstanding shares of Company common stock, whichever is less.

The 1940 Act provides a temporary exemption to the approval requirements in the event a prior advisory contract is terminated which allows the Board (including a majority of the Independent Directors) to approve an interim contract. Such an interim contract is required to be approved within ten (10) business days after the termination of the prior advisory contract becomes effective, with the compensation to be received under the interim contract no greater than the compensation the adviser would have received under the previous contract. The interim contract could be with Fifth Street Management or a new investment adviser. The Board would then have 150 days to obtain stockholder approval for that investment advisory contact. If the Board either does not adopt an interim contract, or fails to obtain all required approvals for an investment advisory contract within the 150-day period, the Company would be an internally managed fund (i.e., there would be no external investment adviser), and the Board must either manage the Company itself or hire individuals to manage the Company, which the Board believes would be very difficult to do.

If the Company became an internally managed fund, it would require fundamental changes to the Company’s day-to-day operations. The Company has no employees of its own. All of the personnel and services that the Company requires to operate its business are provided to it by FSC CT. None of the

Company’s executive officers has an employment agreement with the Company or is paid their salaries or cash bonuses by the Company. Internalization of management of the Company would require that the Company hire new management and its own employees and purchase the necessary infrastructure to support the Company’s operations. RiverNorth has not identified a new and qualified investment manager, nor has it identified a proposed process for internalizing the Company. Without an experienced and knowledgeable management team, the Company’s value may be materially diminished.

The Board believes that the termination of the Investment Advisory Agreement would cause significant distraction to the management of the Company, is likely to disrupt the business and operations of the Company and could be detrimental to the value of the Company common stock. Nonetheless, if the Investment Advisory Agreement with FSAM is terminated, the Board (which may have a different composition than the current Board depending on the results of the election at the Annual Meeting) intends to carefully evaluate the situation at the time and take all appropriate actions to act in the best interests of the Company and its stockholders and to minimize the disruption to the Company and to seek both interim and longer term solutions to the issues that would arise as a result of the termination of FSAM as the investment advisor. In the event the Investment Advisory Agreement with FSAM is terminated, the Board may decide to seek an alternative qualified investment advisor, although there can be no assurance that the Board would be able to identify such a party, and if such a party is identified, that the Board would be able to negotiate an acceptable investment advisory agreement and obtain shareholder approval within the statutory time period.

The Board unanimously recommends that you vote “AGAINST” the binding proposal put forth by RiverNorth to terminate the Investment Advisory Agreement with Fifth Street Management.

Required Vote

The proposal will be approved if it obtains the affirmative vote of: (i) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding Company common stock are present or represented by proxy; or (ii) 50% of the outstanding Company common stock, whichever is the less. Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

OTHER MATTERS

Legal Proceedings

As previously publicly disclosed, FSC has been named as a defendant in three putative securities class-action lawsuits. The first lawsuit was filed on October 1, 2015 in the United States District Court for the Southern District of New York. The second lawsuit was filed on October 14, 2015 in the United States District Court for the District of Connecticut and has now been transferred to the Southern District of New York. The third lawsuit was filed on November 12, 2015, in the United States District Court for the Southern District of New York. The defendants in all three cases are FSC, FSAM, Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Todd G. Owens, Ivelin M. Dimitrov, and Richard Petrocelli. These lawsuits assert claims under Sections 10(b) and 20(a) of the Exchange Act on behalf of a putative class of persons and entities who purchased shares of Company common stock between July 7, 2014 and February 6, 2015, inclusive. The complaints allege that, during the putative class period, the defendants engaged in a fraudulent scheme and course of conduct to artificially inflate FSC’s assets and investment income and, in turn, FSAM’s valuation at the time of its initial public offering in October 2014.

Also as previously publicly disclosed, on December 4, 2015, a putative stockholder derivative action was filed on behalf of FSC in the United States District Court for the District of Connecticut. A similar putative derivative action was also filed in that court on December 31, 2015, which the Company has also previously publicly disclosed. The complaint names certain current and past officers and/or directors of FSC and FSAM, consisting of Leonard Tannenbaum, Bernard D. Berman, Todd G. Owens, Ivelin M. Dimitrov, Alexander C. Frank, Steven M. Noreika, David H. Harrison, Brian S. Dunn, Douglas F. Ray, Richard P. Dutkiewicz, Byron J. Haney, James Castro-Blanco, Richard A. Petrocelli and Frank C. Meyer, and FSAM as defendants and the Company as the nominal defendant. The complaint’s underlying allegations are related to the allegations in the securities class-actions against the Company and others, as described in the previous paragraph. The complaint alleges that the Company’s board of directors approved unfair advisory and management agreements with entities related to FSAM and that certain defendants engaged in allegedly improper conduct to make FSAM appear more attractive to potential investors before its initial public offering.

On January 7, 2016, a putative securities class-action lawsuit on behalf of FSAM investors was filed in the United States District Court for the District of Connecticut. The complaint names FSAM and certain officers and/or directors of FSAM (certain of which persons are also directors and officers of FSC), consisting of Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Steven M. Noreika, Wayne Cooper, Mark J. Gordon, Thomas L. Harrison, and Frank C. Meyer as defendants. The lawsuit asserts claims under Sections 11, 12(a)(2), and 15 of the Securities Act of 1933 on behalf of a putative class of persons and entities who purchased FSAM common stock in or traceable to FSAM’s initial public offering on October 30, 2014. The complaint alleges that the defendants made materially false and misleading statements of fact and failed to disclose material facts concerning FSC's assets and investment income in FSAM’s Form S-1 Registration Statement filed October 28, 2014 and the IPO prospectus filed October 30, 2014, and that those misstatements and omissions purportedly inflated FSAM's valuation at the time of its initial public offering.

On January 27, 2016, two stockholder derivative actions were filed on behalf of the Company in the Superior Court Judicial District of Stamford/Norwalk at Stamford, The first complaint is captioned John Durgerian v. Leonard M. Tannenbaum, et al. and names certain current and past officers and/or directors, consisting of Leonard Tannenbaum, Bernard D. Berman, Alexander C. Frank, Todd G. Owens, Ivelin M. Dimitrov, Richard A. Petrocelli, James Castro-Blanco, Brian S. Dunn, Richard P. Dutkiewicz, Byron J. Haney, Jeffrey R. Kay, Douglas F. Ray, Sandeep K. Khorana, Steven M. Noreika, David H. Harrison and Frank C. Meyer, and FSAM as defendants and the Company as the nominal defendant (collectively, the “Connecticut Action Defendants”). The second complaint is captioned Kamile Dahne v. Leonard M. Tannenbaum, et al., and names certain current and past officers and/or directors, consisting of the Connecticut Action Defendants. The underlying allegations in each of these derivative actions are related to the allegations in the securities class actions against the Company and others described above. The complaints allege that the Company’s board of directors approved unfair advisory and management agreements with entities related to FSAM and that certain defendants engaged in allegedly improper conduct to make FSAM appear more attractive to potential investors before its initial public offering. The plaintiffs seek actions to reform and improve the Company’s corporate governance and certain restitution, among other relief, but have not specified the amount of damages being sought in any of the actions.

The Company has been named as a defendant in a putative class action lawsuit filed by a purported FSC stockholder on January 29, 2016, in the Court of Chancery of the State of Delaware. The defendants in the case are Bernard D. Berman, James Castro-Blanco, Ivelin M. Dimitrov, Brian S. Dunn, Richard P. Dutkiewicz, Byron J. Haney, Sandeep K. Khorana, Todd G. Owens, Douglas F. Ray, Fifth Street Management, FSAM, FSC and Fifth Street Holdings L.P. The complaint alleges that the defendants breached their fiduciary duties to FSC stockholders by, among other things, perpetuating and failing to terminate FSC’s investment advisory agreement with Fifth Street Management LLC; seeking to have existing board members and management remain in place; and including certain disclosures in FSC’s proxy materials, including, among other things, the effect that termination of the investment advisory agreement would have on FSC’s debt obligations, business, and operations. The complaint seeks, among other things, an injunction preventing FSC and its board of directors from soliciting proxies for the 2016 annual meeting until additional disclosures are made; a declaration that the defendants have breached their fiduciary duties by refusing to terminate the investment advisory agreement and by acting to have the FSC board of directors and Fifth Street Management remain in place; a declaration that any shares repurchased by FSC after the record date of the Annual Meeting will not be considered outstanding shares for purposes of the FSC stockholder approvals sought at the Annual Meeting; and awarding plaintiff costs and disbursements. A hearing with respect to plaintiff’s motion to expedite proceedings has been scheduled for February [•], 2016.

FSC believes that, with respect to FSC and the named FSC directors, all of the claims in the class action lawsuits in which FSC has been named as a party are without merit and FSC intends to vigorously defend against such claims.

FSAM, Fifth Street Management and Fifth Street Holdings L.P. have indicated that they intend to seek indemnification under the Investment Advisory Agreement with respect to any losses they may incur in connection with these lawsuits.

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2017 annual meeting of stockholders must be received by the Company on or before [•]. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary. In order for any proposal by an FSC stockholder made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, it must be received by us not later than [•]. If your proposal is not “timely” within the meaning of Rule 14a-4(c), then proxies solicited by us for the 2017 annual meeting of stockholders may confer discretionary authority to us to vote on that proposal.

Stockholder proposals or director nominations for the Company to be presented at the 2017 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days prior to the date of the anniversary of the previous year’s annual meeting of stockholders. For the 2017 annual meeting of stockholders, the Company must receive such proposals and nominations no later than [•]. If the annual meeting of stockholders is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, stockholder proposals or director nominations must be received no later than the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the 2017 annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting was made. Proposals must also comply with the other requirements contained in FSC’s bylaws, including supporting documentation and other information.

Other Business

The Board does not presently intend to bring any other business before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, the proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to attend the Annual Meeting, please follow the instructions on your WHITE proxy card or the enclosed voting instruction form to vote via the Internet or telephone, or sign, date and return a WHITE proxy card in the postage-paid envelope provided so that you may be represented at the Annual Meeting.

Delivery of Proxy Materials

Please note that only one copy of the 2016 proxy statement, the 2015 Annual Report or Notice of Annual Meeting may be delivered to two or more stockholders of record of FSC who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record of FSC at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (203) 681-3720 or by writing to Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary.

ANNEX A TO 2016 PROXY STATEMENT

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board of Directors and certain executive officers and other employees (if applicable) of the Company, FSC CT and FSAM are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are “participants.”

Entities

The following table sets forth the name and business address of FSAM, an entity which may be deemed to be a “participant” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting.

Name	Business Name and Address
Fifth Street Asset Management Inc.	Fifth Street Asset Management Inc., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830

Directors and Nominees

The following table sets forth the names and business addresses of the directors of the Company, as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the directors is carried on. The principal occupations or employment of the Company’s directors are set forth under the heading “Proposal 1: Election of Directors” in this proxy statement.

Name	Business Address
Bernard D. Berman	c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Ivelin M. Dimitrov	c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Sandeep K. Khorana	c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Todd G. Owens	c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
James Castro-Blanco	c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Brian S. Dunn	c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Richard P. Dutkiewicz	c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Byron J. Haney	c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830
Douglas F. Ray	c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the officers and employees of the Company, FSC CT and FSAM who are “participants.” The principal occupation refers to such person’s position with the applicable entity, and the principal business address of each such person is c/o Fifth Street Finance Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Name	Principal Occupation
Todd G. Owens	Chief Executive Officer of the Company; Co-President of FSAM; President of FSFR
Bernard D. Berman	Chairman of the Company; Co-President and Chief Compliance Officer of FSAM; Chairman of FSFR
Ivelin M. Dimitrov	President and Chief Investment Officer of the Company; Chief Investment Officer of FSAM; Chief Executive Officer of FSFR
Steven M. Noreika	Chief Financial Officer of the Company; Chief Financial Officer of Fifth Street Management; Chief Financial Officer of FSFR
Kerry S. Acocella	Chief Compliance Officer and Secretary of the Company; Chief Compliance Officer and Secretary of FSFR; Chief Compliance Officer and Senior Vice President, Legal of Fifth Street Management; Secretary of FSAM
Leonard M. Tannenbaum	Chairman and Chief Executive Officer of FSAM
David A. Heilbrunn	Managing Director of FSAM
Alexander C. Frank	Chief Operating Officer and Chief Financial Officer of FSAM
Robyn E. Friedman	Senior Vice President, Head of Investor Relations of the Company, FSAM and FSFR
James F. Velgot	Chief of Staff of FSAM

Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Annex A or in this proxy statement, none of the persons listed above under “Directors and Nominees” or “Certain Officers and Other Employees” owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of [•] is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement. The number of Company securities beneficially owned by the Company’s other officers and employees who are “participants” as of January 29, 2016 is set forth below.

Name	Company Securities Owned
Kerry S. Acocella	131.68
Alexander C. Frank	15,223.00
Robyn E. Friedman	150.00
Leonard M. Tannenbaum(1)	12,084,193.40
James F. Velgot	0.00
FSAM(2)	0.00

(1)	As reported on the Schedule 13D/A filed by Mr. Tannenbaum on January 29, 2016, of the shares of Company common stock over which Mr. Tannenbaum has (a) sole voting and dispositive power: (i) 7,123,544.40 shares are held by him directly; (ii) 80,000 shares are held by the Leonard M. Tannenbaum Foundation, for which Mr. Tannenbaum serves as the President; (iii) 755,834 shares are held by Building LLC, for which Mr. Tannenbaum holds a majority of the equity interest of the sole member, and (iv) 135,483 shares are issuable upon conversion of a convertible bond; and (b) shared voting and dispositive power, (i) 1,050 shares are directly held by his spouse and (ii) 3,988,282 are directly held by FSAM.
(2)	As reported on the Schedule 13D/A filed by Mr. Tannenbaum on January 29, 2016, FSAM does not have sole voting or sole dispositive power over any shares of Company common stock.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees.” To the extent the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, it is noted below along with the amount of indebtedness as of [•] (the latest practicable date).

Company Securities Purchased or Sold (1/29/14 through 1/29/16)

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
Kerry S. Acocella	1/31/2014	0.93	2
	2/28/2014	0.91	2
	3/31/2014	0.95	2
	4/30/2014	0.97	2
	5/30/2014	0.98	2
	6/30/2014	0.94	2
	7/31/2014	0.95	2
	8/29/2014	0.96	2
	9/30/2014	1.13	2
	10/31/2014	1.19	2
	11/28/2014	1.20	2
	12/30/2014	1.35	2
	1/30/2015	1.38	2
	3/31/2015	0.99	2
	4/30/2015	1.02	2
	5/29/2015	1.05	2
	6/30/2015	1.11	2
	7/31/2015	1.19	2
	8/31/2015	1.17	2
	9/30/2015	1.24	2
	10/30/2015	1.35	2
	11/30/2015	1.21	2
	12/31/2015	1.24	2
Bernard D. Berman	12/11/2014	2,000	1
	2/10/2015	2,000	1

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
James Castro-Blanco	12/18/2014	750	1 (indirectly by spouse)
	2/13/2015	650	1
	5/29/2015	5.59	2
	6/30/2015	5.93	2
	7/31/2015	6.34	2
	8/31/2015	6.21	2
	9/28/2015	3,000	1
	9/30/2015	6.52	2
	10/31/2015	7.19	2
	11/30/2015	6.41	2
	12/31/2015	6.58	2
Ivelin M. Dimitrov	2/7/2014	205.68	2
	3/3/2014	1,000	1
	3/7/2014	200.43	2
	4/4/2014	216.26	2
	5/6/2014	222.32	2
	6/4/2014	226.38	2
	7/3/2014	215.96	2
	8/6/2014	221.16	2
	8/20/2014	1,000	1
	9/5/2014	221.93	2
	10/9/2014	269.67	2
	11/10/2014	281.91	2
	12/4/2014	297.64	2
	1/5/2015	319.82	2
Richard P. Dutkiewicz
	2/7/2014	94.45	2
	3/7/2014	92.04	2
	4/4/2014	95.31	2
	5/5/2014	97.97	2
	6/4/2014	99.76	2
	7/2/2014	95.16	2
	8/6/2014	97.46	2
	9/5/2014	97.80	2
	10/15/2014	114.45	2
	11/10/2014	119.65	2
	12/4/2014	126.33	2
	1/2/2015	135.74	2
	2/5/2015	136.88	2
	4/6/2015	102.68	2
	5/5/2015	102.60	2
	6/5/2015	106.18	2
	7/7/2015	114.82	2
	8/5/2015	120.51	2
	9/11/2015	116.57	2
	10/7/2015	121.02	2
	11/6/2015	134.51	2

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
Alexander C. Frank	2/10/2014	109.17	2
	3/7/2014	106.39	2
	4/7/2014	110.15	2
	5/6/2014	113.24	2
	6/5/2014	115.30	2
	7/3/2014	110.00	2
	8/7/2014	112.65	2
	9/5/2014	113.04	2
	10/9/2014	132.28	2
	11/12/2014	138.29	2
	12/5/2014	146.01	2
	1/5/2015	156.89	2
	2/6/2015	158.20	2
	4/7/2015	118.69	2
	5/6/2015	118.58	2
	6/8/2015	122.71	2
	7/7/2015	132.71	2
	8/6/2015	139.29	2
	9/11/2015	134.74	2
	10/8/2015	139.88	2
	11/6/2015	155.46	2
Robyn E. Friedman	5/20/2015	100	1
	5/22/2015	50	1
Steven M. Noreika	1/31/2014	3.73	2
	2/28/2014	3.66	2
	3/31/2014	3.81	2
	4/30/2014	3.90	2
	5/30/2014	3.95	2
	6/30/2014	3.79	2
	7/31/2014	3.80	2
	8/29/2014	3.86	2
	9/30/2014	4.53	2
	10/31/2014	4.78	2
	11/28/2014	4.84	2
	12/30/2014	5.43	2
	1/30/2015	5.54	2
	3/31/2015	3.97	2
	4/30/2015	4.11	2
	5/29/2015	4.21	2
	6/30/2015	4.47	2
	7/31/2015	4.79	2
	8/31/2015	4.69	2
	9/30/2015	4.98	2
	10/30/2015	5.43	2
	11/30/2015	4.84	2

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
Todd G. Owens	2/12/2015	10,000	1
	1/31/2014	6,846.65	2
	2/28/2014	6,672.17	2
	3/31/2014	6,908.50	2
	2/10/2015	650,000	1
	2/11/2015	471,851	1
Leonard M. Tannenbaum	12/21/2015	89,573	1
	12/22/2015	349,474	1
	12/23/2015	349,474	1
	12/24/2015	205,822	1
	12/28/2015	375,263	1
	12/29/2015	375,263	1
	12/30/2015	375,263	1
	12/31/2015	375,263	1
	1/22/2016	360,100	1
	1/25/2016	364,530	1
	1/26/2016	377,917	1
	1/27/2016	377,917	1
	1/28/2016(*)	377,917	1
	1/29/2016(*)	377,917	1
FSAM	12/2/2015	256,294	1
	12/3/2015	256,294	1
	12/4/2015	256,294	1
	12/7/2015	270,223	1
	12/8/2015	270,223	1
	12/9/2015	270,223	1
	12/10/2015	270,223	1
	12/11/2015	270,223	1
	12/14/2015	321,657	1
	12/15/2015	321,657	1
	12/16/2015	321,657	1
	12/17/2015	321,657	1
	12/18/2015	321,657	1
	12/21/2015	260,000	1

(1)	Open market acquisition.
(2)	Reflects shares issued under the Company’s dividend reinvestment plan.
(*)	Purchases were made by Building LLC.

Miscellaneous Information Concerning Participants

Except as described in this Annex A or in this proxy statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since October 1, 2013 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in this proxy statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A or in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since October 1, 2013 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in this proxy statement, and excluding any director or executive officer of the Company or FSAM acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PRELIMINARY—SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2016

FIFTHSTREET

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Fifth Street Finance Corp. common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. **Vote by Telephone—**Please call toll-free in the U.S. or Canada at **[1-###-###-###]**, on a touch-tone phone. If outside the U.S. or Canada, call **[1-###-###-####]**. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2. **Vote by Internet—**Please access https://www.proxyvotenow.com/fsc and follow the simple instructions. Please note you must type an "s" after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a WHITE proxy card.

OR

3. **Vote by Mail—**If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the WHITE proxy card in the postage-paid envelope provided, or mail to: Fifth Street Finance Corp, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

TO VOTE BY MAIL, PLEASE DETACH WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

X **Please mark your vote as in this example**

The Board of Directors recommends you vote "FOR" all the nominees listed in Proposal 1 and "FOR" Proposal 2.

Proposal 1 To elect the directors of the Company to hold office until the Company's 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees: (01) Richard P. Dutkiewicz; (02) Todd G. Owens; (03) Douglas F. Ray

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" box above and write the name of nominee(s) on the line provided below).

____

	FOR	AGAINST	ABSTAIN
Proposal 2 To ratify the appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accountants for the fiscal year ending September 2016.	☐	☐	☐

The Board of Directors recommends that you vote AGAINST Proposal 3.

	FOR	AGAINST	ABSTAIN
Proposal 3 To approve the binding proposal put forth by RiverNorth to terminate the Investment Advisory Agreement with Fifth Street Management LLC.	☐	☐	☐

Date: ____________________

(Signature)

____

(Signature, Joint Owner)

____

Title(s)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE TODAY.

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL, PLEASE DETACH WHITE PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

WHITE PROXY CARD

FIFTH STREET FINANCE CORP.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steve Noreika and Kerry Acocella, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Fifth Street Finance Corp., a Delaware corporation (the “Company”), to be held at [•], on [•] at [•], local time and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby revokes any proxy heretofore given with respect to the Annual Meeting.

THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(continued and to be signed on the reverse side)